Annex I



                                SPRINT CORPORATION
                        Consolidated Financial Information










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



CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)                                                Sprint Corporation
(millions)
-------------------------------------------------------------------------------------------------------------------
Quarters Ended March 31,                                                                   1999            1998
-------------------------------------------------------------------------------------------------------------------

Net Operating Revenues                                                                $    4,717.2    $    4,075.5
-------------------------------------------------------------------------------------------------------------------

Operating Expenses
      Costs of services and products                                                       2,416.0         2,069.5
      Selling, general and administrative                                                  1,537.0         1,183.6
      Depreciation and amortization                                                          854.7           608.2
-------------------------------------------------------------------------------------------------------------------

      Total operating expenses                                                             4,807.7         3,861.3
-------------------------------------------------------------------------------------------------------------------

Operating Income (Loss)                                                                      (90.5)          214.2

Interest expense                                                                            (194.4)         (166.1)
Equity in loss of Global One                                                                 (34.5)          (45.2)
Other partners' loss in Sprint PCS                                                             -             305.2
Other income, net                                                                             35.5            52.1
-------------------------------------------------------------------------------------------------------------------

Income (Loss) before income taxes and extraordinary items                                   (283.9)          360.2
Income taxes                                                                                  85.1          (149.5)
-------------------------------------------------------------------------------------------------------------------

Income (Loss) before Extraordinary Items                                                    (198.8)          210.7
Extraordinary items, net                                                                     (20.6)           (4.4)
-------------------------------------------------------------------------------------------------------------------

Net Income (Loss)                                                                     $     (219.4)          206.3
                                                                                     ---------------
Preferred stock dividends                                                                                     (0.3)
                                                                                                    ---------------

Earnings applicable to common stock                                                                   $      206.0
                                                                                                    ---------------




                                See accompanying Condensed Notes to Consolidated Financial Statements.
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CONSOLIDATED STATEMENTS OF OPERATIONS (continued)                                                Sprint Corporation
(Unaudited)
(millions, except per share data)
-------------------------------------------------------------------------------------------------------------------
Quarters Ended March 31,                                                    1999           1999            1998
-------------------------------------------------------------------------------------------------------------------
                                                                             FON            PCS           Sprint
                                                                            Common         Common         Common
                                                                            Stock          Stock          Stock
                                                                     ----------------------------------------------

   Earnings (Loss) Applicable to Common Stock                          $     407.8    $    (629.1)    $      206.0
                                                                     ----------------------------------------------

   Diluted Earnings (Loss) per Common Share
      Income (Loss) before extraordinary items                         $      0.93    $     (1.41)    $       0.48
      Extraordinary items                                                     -             (0.05)           (0.01)
-------------------------------------------------------------------------------------------------------------------

   Total                                                               $      0.93    $     (1.46)    $       0.47
                                                                     ----------------------------------------------
  Diluted weighted average common shares                                     440.4          431.7            438.7
                                                                     ----------------------------------------------

   Basic Earnings (Loss) per Common Share
      Income (Loss) before extraordinary items                         $      0.94    $     (1.41)    $       0.49
      Extraordinary items                                                     -             (0.05)           (0.01)
-------------------------------------------------------------------------------------------------------------------

   Total                                                               $      0.94    $     (1.46)    $       0.48
                                                                     ----------------------------------------------
   Basic weighted average common shares                                      431.6          431.7            430.1
                                                                     ----------------------------------------------


DIVIDENDS PER COMMON SHARE
     Sprint common stock                                                     N/A            N/A       $       0.25
                                                                     ----------------------------------------------
     FON common stock                                                 $       0.25          N/A            N/A
                                                                     ----------------------------------------------

  Note: As discussed in Note 1 of Condensed Notes to Consolidated Financial Statements, the Recapitalization occurred in November 1998. As a result, earnings per share for Sprint common stock reflects earnings through the Recapitalization date, while earnings (loss) per share for FON common stock and PCS common stock reflects results subsequent to that date.


N/A = Not applicable





                                See accompanying Condensed Notes to Consolidated Financial Statements.

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CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)                                           Sprint Corporation
(Unaudited)
(millions)
                                                                                  ----------------------------------
Quarters Ended March 31,                                                               1999              1998
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

Net Income (Loss)                                                                 $        (219.4) $          206.3
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on securities                                              (5.5)             18.5
Income taxes                                                                                  2.0              (6.7)
--------------------------------------------------------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains (losses) on securities                                          (3.5)             11.8
Foreign currency translation adjustments                                                      -                 0.5
--------------------------------------------------------------- -- -------------- -- ------------- --- -------------
Total other comprehensive income (loss)                                                      (3.5)             12.3
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Income (Loss)                                                       $        (222.9) $          218.6
                                                                                  -- ------------- --- -------------





                                See accompanying Condensed Notes to Consolidated Financial Statements.

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CONSOLIDATED BALANCE SHEETS                                                                          Sprint Corporation
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31,       December 31,
                                                                                            1999             1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $          148.4  $          605.2
       Accounts receivable, net of allowance for doubtful accounts of
          $198.2 and $185.5                                                                     2,851.7           2,690.7
       Inventories                                                                                500.4             477.1
       Prepaid expenses                                                                           369.0             259.8
       Notes and other receivables                                                                 77.3             118.2
       Other                                                                                      205.0             236.9
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                     4,151.8           4,387.9

     Investments in equity securities                                                             455.4             489.2

     Property, plant and equipment
       FON Group                                                                               25,831.4          25,156.0
       PCS Group                                                                                7,550.9           6,988.3
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                     33,382.3          32,144.3
       Accumulated depreciation                                                               (13,758.9)        (13,161.3)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                       19,623.4          18,983.0

     Investments in and advances to affiliates                                                    613.9             645.0

     Intangible assets
        Goodwill                                                                                3,723.0           3,701.4
        PCS licenses                                                                            3,057.2           3,036.6
        Other                                                                                   1,168.9           1,137.4
-------------------------------------------------------------------------------------------------------------------------
        Total intangible assets                                                                 7,949.1           7,875.4
        Accumulated amortization                                                                 (295.6)           (182.4)
-------------------------------------------------------------------------------------------------------------------------
        Net intangible assets                                                                   7,653.5           7,693.0

     Other                                                                                      1,223.1           1,033.0
-------------------------------------------------------------------------------------------------------------------------


    Total                                                                              $       33,721.1  $       33,231.1
                                                                                      -----------------------------------





                                See accompanying Condensed Notes to Consolidated Financial Statements.

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CONSOLIDATED BALANCE SHEETS (continued)                                                              Sprint Corporation
(millions, except per share data)
-------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31,       December 31,
                                                                                            1999             1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                         (Unaudited)
Liabilities and Shareholders' Equity
     Current liabilities
       Current maturities of long-term debt                                             $         345.1  $         246.9
       Accounts payable                                                                         1,444.4          1,654.9
       Construction obligations                                                                   890.1            978.9
       Accrued interconnection costs                                                              738.9            592.4
       Accrued taxes                                                                              418.6            439.9
       Advance billings                                                                           293.0            229.3
       Other                                                                                    1,327.7          1,298.8
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                                5,457.8          5,441.1
-------------------------------------------------------------------------------------------------------------------------

     Long-term debt and capital lease obligations                                              11,758.5         11,942.4

     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                         1,903.4          1,830.3
       Postretirement and other benefit obligations                                             1,053.7          1,064.1
       Other                                                                                      475.9            504.9
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                             3,433.0          3,399.3


     Shareholders' equity
       Common stock
         Class A, par value $2.50 per share, 200.0 shares authorized,
            86.2 shares issued and outstanding                                                    215.6            215.6
         FON, par value $2.00 per share, 4,200.0 shares authorized, 350.3 and 350.3
            shares issued and 346.3 and 344.5 shares outstanding                                  700.5            700.5
         PCS, par value $1.00 per share, 2,350.0 shares authorized, 406.2 and 375.4
            shares issued and 404.4 and 372.7 shares outstanding                                  406.2            375.4
       PCS preferred stock, no par, 0.3 shares authorized, 0.2 shares issued and
          outstanding                                                                             246.8            246.8
       Capital in excess of par or stated value                                                 8,477.3          7,586.2
       Retained earnings                                                                        3,278.4          3,650.9
       Treasury stock, at cost, 5.8 and 8.5 shares                                               (352.4)          (426.0)
       Accumulated other comprehensive income                                                     100.1            103.6
       Other                                                                                       (0.7)            (4.7)
-------------------------------------------------------------------------------------------------------------------------

       Total shareholders' equity                                                              13,071.8         12,448.3
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                               $      33,721.1  $      33,231.1
                                                                                      -----------------------------------







                                See accompanying Condensed Notes to Consolidated Financial Statements.
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CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)                                                   Sprint Corporation
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Quarters Ended March 31,                                                                   1999             1998
------------------------------------------------------------------ ----------------- ----------------- ----------------

Operating Activities
Net income (loss)                                                                     $       (219.4)  $        206.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Equity in net losses of affiliates                                                         43.8            260.0
     Extraordinary items, net                                                                   20.6              1.1
     Depreciation and amortization                                                             854.7            466.6
     Deferred income taxes and investment tax credits                                          (20.7)          (101.9)
     Changes in assets and liabilities:
         Accounts receivable, net                                                             (160.1)           (23.5)
         Inventories and other current assets                                                 (270.2)           (60.1)
         Accounts payable and other current liabilities                                        167.7            246.7
         Noncurrent assets and liabilities, net                                                (48.4)           (10.0)
     Other, net                                                                                 12.1              3.2
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by operating activities                                                      380.1            988.4
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Investing Activities
Capital expenditures                                                                        (1,317.3)          (787.9)
Investments in and loans to affiliates, net                                                    (67.5)          (212.6)
Other, net                                                                                     (87.2)             4.3
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash used by investing activities                                                       (1,472.0)          (996.2)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Financing Activities
Proceeds from long-term debt                                                                 1,702.6            289.5
Payments on long-term debt                                                                  (1,835.5)          (130.3)
Proceeds from PCS common stock issued                                                          841.9              -
Dividends paid                                                                                (101.8)           (97.7)
Treasury stock purchased                                                                       (45.4)           (48.8)
Other, net                                                                                      73.3             51.6
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by financing activities                                                      635.1             64.3
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Increase (Decrease) in Cash and Equivalents                                                   (456.8)            56.5
Cash and Equivalents at Beginning of Period                                                    605.2            101.7
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $        148.4   $        158.2
                                                                                     --- ------------- -- -------------





                                See accompanying Condensed Notes to Consolidated Financial Statements.
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CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Unaudited)                                          Sprint Corporation
(millions)
---------------------------------------------------------------------------------------------------------------------
                                                         PCS
                                    Sprint              Common      Capital
                                   Class A     FON       and       In Excess
                                    Common   Common   Preferred    of Par or   Retained   Treasury
                                    Stock    Stock      Stock       Stated     Earnings   Stock    Other     Total
                                                                    Value
---------------------------------------------------------------------------------------------------------------------
Beginning 1999 balance            $  215.6  $ 700.5  $   622.2   $  7,586.2   $ 3,650.9  $(426.0) $  98.9  $12,448.3
Net loss                              --       --         --          --         (219.4)    --       --       (219.4)
FON common stock dividends            --       --         --          --          (86.4)    --       --        (86.4)
Class A common stock dividends        --       --         --          --          (21.6)    --       --        (21.6)
PCS Series 1 common stock issued      --       --         23.8        656.5       --        --       --        680.3
PCS Series 3 common stock issued      --       --          7.0        162.7       --        --       --        169.7
Treasury stock purchased              --       --         --          --          --       (45.4)    --        (45.4)
Treasury stock issued                 --       --         --          --          --        79.5     --         79.5
Tax benefit from stock options
  exercised                           --       --         --           51.4       --        --       --         51.4
Other, net                            --       --         --           20.5       (45.1)    39.5      0.5       15.4
---------------------------------------------------------------------------------------------------------------------

March 1999 balance                $  215.6  $ 700.5  $   653.0   $  8,477.3   $ 3,278.4  $(352.4) $  99.4  $13,071.8
                                -------------------------------------------------------------------------------------


Shares Outstanding
Beginning 1999 balance                86.2    344.5      372.9
PCS Series 1 common stock issued      --       --         23.8
PCS Series 3 common stock issued      --       --          7.0
Treasury stock purchased              --       (0.6)      --
Treasury stock issued                 --        2.4        0.9
-----------------------------------------------------------------

March 1999 balance                    86.2    346.3      404.6
                                   ------------------------------











                                See accompanying Condensed Notes to Consolidated Financial Statements.
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CONDENSED NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS (Unaudited)                              Sprint Corporation



The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the consolidated interim financial statements reflect all adjustments (consisting only of normal recurring accruals) needed to fairly present Sprint Corporation's consolidated financial position, results of operations, cash flows and comprehensive income.

Certain information and footnote disclosures normally included in consolidated financial statements prepared according to generally accepted accounting principles have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1998 Form 10-K. Operating results for the 1999 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 1999.

--------------------------------------------------------------------------------
1. PCS Restructuring and Recapitalization
--------------------------------------------------------------------------------

In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. (Cox PCS). Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring.

Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

In connection with the PCS Restructuring, FT and DT purchased 5.1 million additional PCS shares to maintain their combined 20% voting power in Sprint.

The PCS stock is intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

--------------------------------------------------------------------------------
2. Basis of Consolidation and Presentation
--------------------------------------------------------------------------------

The consolidated financial statements include the accounts of Sprint and its wholly owned and majority-owned subsidiaries. Sprint PCS' 1998 first quarter results of operations have been consolidated. The Cable Partners' share of losses through the PCS Restructuring date has been reflected as "Other partners' loss in Sprint PCS" in the Consolidated Statements of Operations. Sprint PCS' financial position has been reflected on a consolidated basis at year-end 1998. Sprint's 1998 first quarter cash flows reflect the FON Group's operations as well as the operations of SprintCom and Sprint's investment in Sprint PCS.

Investments in entities in which Sprint exercises significant influence, but does not control, are accounted for using the equity method (see Note 3).

The consolidated financial statements are prepared using generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or shareholders' equity as previously reported.

--------------------------------------------------------------------------------
3. Investments
--------------------------------------------------------------------------------

At the end of March 1999, investments accounted for using the equity method consisted of the FON Group's investments in Global One, Call-Net, EarthLink and other strategic investments.

In November 1998, Sprint assumed 100% ownership of Sprint PCS; as a result, Sprint consolidated Sprint PCS' results in 1998. Combined, summarized financial information (100% basis) of entities, exclusive of Sprint PCS, accounted for using the equity method was as follows:

                                    Quarters Ended
                                      March 31,
                                -----------------------
                                    1999        1998
------------------ -- --------- -- --------- -- --------
                                      (millions)
Results of operations
  Net operating revenues        $    652.0   $    533.1
                                -- --------- -- --------
  Operating loss                $   (182.8)  $   (114.1)
                                -- --------- -- --------
  Net loss                      $   (220.8)  $   (147.4)
                                -- --------- -- --------
Sprint's net losses in
affiliates                      $    (43.8)  $    (50.3)
                                -- --------- -- --------


--------------------------------------------------------------------------------
4. Income Taxes
--------------------------------------------------------------------------------

The differences that caused Sprint's effective income tax rates to vary from the 35% federal statutory rate were as follows:

                                      Quarters Ended
                                        March 31,
                                  -----------------------
                                      1999       1998
---------------------------------------------------------
                                        (millions)
Income tax expense (benefit) at
   the federal statutory rate     $   (99.4) $    126.1
Effect of:
   State income taxes, net of
     federal income tax effect          3.0        11.5
   Equity in losses of foreign
     joint ventures                     5.0         9.7
   Goodwill amortization                6.8         -
   Other, net                          (0.5)        2.2
---------------------------------------------------------

Income tax expense (benefit)      $   (85.1) $    149.5
                                  -----------------------

Effective income tax rate              30.0%       41.5%
                                  -----------------------



--------------------------------------------------------------------------------
5. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

In December 1996, an arbitration panel entered a $61 million award in favor of Network 2000 Communications Corporation on its breach of contract claim against Sprint. In June 1997, Sprint recorded additional expense of $20 million. This charge related to the settlement of both the claims of Network 2000 against Sprint and a related class action lawsuit against Sprint and Network 2000. In June 1998, the court approved the class action settlement. Some potential class members appealed the approval of the settlement. The appeal was dismissed in April 1999, which makes the class action settlement final.

Other suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to Sprint's consolidated financial statements.

--------------------------------------------------------------------------------
6. Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) and other ventures. See Note 7 of Sprint FON Group Condensed Notes to Combined Financial Statements for more information about the FON Group's business segments.

The PCS Group businesses operate in a single segment.



Industry segment financial information was as follows:

--------------------------------------------------------------------------------------------------------------------
                                                        Sprint          Sprint        Intergroup
Quarters Ended March 31,                               FON Group       PCS Group     Eliminations     Consolidated
--------------------------------------------------------------------------------------------------------------------
                                                                              (millions)
1999
Net operating revenues                             $    4,172.2    $        604.2  $       (59.2)  $       4,717.2
Intergroup revenues                                        58.8               0.4          (59.2)              -
Operating income (loss)                                   737.3            (827.8)           -               (90.5)


1998
Net operating revenues                             $    3,891.7    $        203.3  $       (19.5)  $       4,075.5
Intergroup revenues                                        19.5            -               (19.5)              -
Operating income (loss)                                   683.0            (468.8)           -               214.2
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
7. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

Sprint's cash paid for interest and income taxes was as follows:

                                    Quarters Ended
                                      March 31,
                               -------------------------
                                    1999        1998
--------------------------------------------------------
                                      (millions)
Interest (net of capitalized
   interest)                   $     131.5 $     57.4
                               -------------------------
Income taxes                   $      20.8 $    200.3
                               -------------------------


Sprint's noncash activities include the following:

                                    Quarters Ended
                                      March 31,
                               -------------------------
                                    1999        1998
--------------------------------------------------------
                                      (millions)
Capital lease obligations      $      77.2 $     80.9
                               -------------------------
Common stock issued under
   Sprint's ESPP               $      23.7 $      1.3
                               -------------------------
Tax benefit from stock
   options exercised           $      51.4 $     11.0
                               -------------------------
Common stock issued under
   long-term incentive plan    $      32.2 $      4.2
                               -------------------------

--------------------------------------------------------------------------------
8. Subsequent Events
--------------------------------------------------------------------------------

In April 1999, Sprint's Board of Directors approved a two-for-one stock split of Sprint FON stock in the form of a dividend payable in Sprint FON shares. New shares will be issued on June 4, 1999 to shareholders of record on May 13, 1999. A comparable dividend will be paid on the Class A common stock owned by FT and DT.

In April 1999, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON stock and 37.5 cents per share on both the first and second series convertible preferred stock. The FON Stock dividends reflect the effect of the two-for-one stock split. All dividends will be paid June 30, 1999.

In April 1999, Sprint announced that it had agreed to acquire People's Choice TV Corp. (PCTV), a provider of wireless broadband services in several major markets in the midwest and southwest. PCTV common stockholders will receive an aggregate of $129 million in cash in the merger, not including amounts to be paid if outstanding options and warrants are exercised prior to closing. Sprint also acquired or entered into options to acquire convertible preferred stock of PCTV from certain stockholders for an aggregate of $23 million.

In addition, Sprint will also assume the indebtedness of PCTV. PCTV had an aggregate of $287 million of indebtedness outstanding as of year-end 1998 according to its Form 10-K for the 1998 fiscal year.

In April 1999, Sprint announced that it had agreed to acquire American Telecasting, Inc. (ATI), a provider of wireless broadband services in several major markets in the north central and western United States. ATI common stockholders will receive an aggregate of $168 million in cash in the merger, not including amounts to be paid if outstanding options and warrants are exercised prior to closing. In addition, Sprint will also assume the indebtedness of ATI. ATI had an aggregate of $240 million of indebtedness outstanding as of year-end 1998 according to its Form 10-K for the fiscal year.

In May 1999, Sprint announced that it had agreed to acquire Videotron USA and Transworld Telecommunications Inc. (TTI). Sprint agreed to purchase 100% of Videotron USA for approximately $180 million. Videotron USA owns the wireless licenses serving the Tampa Bay area and Greenville, South Carolina as well as a majority interest in the licenses for several major markets in California and Washington. The remaining interest in those licenses is owned by TTI. Sprint agreed to purchase TTI for approximately $30 million.

These acquisitions will provide Sprint, through Sprint ION(SM), with the ability to provide high bandwidth data, voice, Internet and video conferencing services directly to consumers in the related markets through terrestrial wireless connections. The transactions are subject to customary conditions, including regulatory approval. The Videotron, TTI, PCTV and ATI transactions are subject to approval by their stockholders. These transactions, which will be accounted for using the purchase method of accounting, are expected to close in the 1999 third and fourth quarters.

In April 1999, Cox Communications, Inc. exercised a put option requiring Sprint to purchase the remaining 40.8% interest in Cox PCS for 24.3 million shares of Series 2 PCS stock. The transaction is expected to close in the 1999 second quarter.

In May 1999, Sprint issued $3.5 billion of senior notes registered with the SEC. The proceeds will be used mainly to repay existing debt. It is expected that all or a significant portion of the debt will be allocated to the PCS Group.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                 Sprint Corporation


--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring.

Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

In connection with the PCS Restructuring, FT and DT purchased 5.1 million additional PCS shares to maintain their combined 20% voting power in Sprint.

The PCS stock is intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. These operations are referred to as the PCS Group.

The FON stock is intended to reflect the performance of all of Sprint's other operations. These operations are referred to as the FON Group and include the following:

o        Core businesses
         o  Long distance division
         o  Local division
         o  Product distribution and directory publishing businesses
o        Activities to develop and deploy Sprint ION(SM),  Integrated On-Demand
         Network
o        Other ventures, including Sprint's investment in Global One.

FON and PCS shareholders are subject to the risks related to all of Sprint's businesses, assets and liabilities. Owning FON or PCS shares does not represent a direct legal interest in the assets and liabilities of the Groups. Rather, shareholders remain invested in Sprint and continue to vote as a single voting class for Board member elections (other than Class A directors elected by FT and DT and most other company matters.

FON Group or PCS Group events affecting Sprint's consolidated statements of operations and balance sheets could, in turn, affect the other Group's financial statements or stock price.

Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both Groups' stock. Sprint does not expect to pay dividends on the PCS shares in the foreseeable future.

Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations" (MD&A) should be read along with the FON Group's MD&A and the PCS Group's MD&A.

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

Sprint includes certain estimates, projections and other forward-looking statements in its reports, in presentations to analysts and others, and in other publicly available material. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

o the effects of vigorous competition in the markets in which Sprint operates;
o the costs and business risks related to entering and expanding new markets necessary to provide seamless services and new services;
o        the ability of the PCS Group to grow its market presence;
o the risks related to Sprint's investments in Global One and other joint ventures;
o the impact of any unusual items resulting from ongoing evaluations of Sprint's business strategies;
o requirements imposed on Sprint or latitude allowed its competitors by the Federal Communications Commission (FCC) or state regulatory commissions under the Telecommunications Act of 1996;
o the effects of mergers and consolidations within the telecommunications industry;
o        unexpected  results of litigation filed against Sprint;
o        the impact of the Year 2000 issue and any related noncompliance; and
o the possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint has no control.

The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are found throughout MD&A. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this report or unforeseen events.

--------------------------------------------------------------------------------
General Overview of the Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network using state-of-the-art fiber-optic and electronic technology. The division provides domestic and international voice, video and data communications services as well as integration management and support services for computer networks.

Local Division

The local division  consists of regulated local phone  companies  serving nearly
7.8 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint ION extends Sprint's existing advanced network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for data, Internet, and video. It is also expected to be the foundation for Sprint to provide new competitive local service.

Other Ventures

The "other ventures" segment includes the FON Group's investment in Global One, a joint venture with FT and DT. Sprint is a 1/3 partner in Global One's operating group serving Europe (excluding France and Germany) and is a 50% partner in Global One's operating group for the worldwide activities outside the United States and Europe. The segment also includes the FON Group's investments in EarthLink Network, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of these investments are accounted for on the equity basis.

--------------------------------------------------------------------------------
General Overview of the Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's domestic wireless mobile phone services. It operates the only 100% digital PCS wireless network in the United States with licenses to provide nationwide service using a single frequency and a single technology. At the end of March 1999, the PCS Group, together with certain affiliates, operated PCS systems in the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The PCS Group's service now reaches nearly 170 million people. The PCS Group provides nationwide service through:

o        operating  its own  digital  network  in major U.S. metropolitan areas,
o        affiliating with other companies, mainly in and around smaller U.S.
         metropolitan areas,
o        roaming  on  other   providers'   analog   cellular   networks  using
         Dual-Band/Dual-Mode  handsets,  and
o roaming on other providers' digital PCS networks that use code division multiple access.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Consolidated

Total net operating revenues were as follows:

                                   Quarters Ended
                                      March 31,
                               ------------------------
                                   1999        1998
-------------------------------------------------------
                                     (millions)
FON Group                      $   4,172.2 $   3,891.7
PCS Group                            604.2       203.3
Intergroup eliminations              (59.2)      (19.5)
-------------------------------------------------------
Net operating revenues         $   4,717.2 $   4,075.5
                               ------------------------


Income (Loss) before extraordinary items was as follows:

                                   Quarters Ended
                                      March 31,
                               ------------------------
                                   1999        1998
-------------------------------------------------------
                                     (millions)
FON Group                      $     406.2 $     355.9
PCS Group                           (605.0)     (145.2)
-------------------------------------------------------
Income (Loss) before
   extraordinary items         $    (198.8)$     210.7
                               ------------------------


Sprint FON Group

                                   Quarters Ended
                                      March 31,
                               ------------------------
                                   1999        1998
-------------------------------------------------------
                                     (millions)
Net operating revenues         $  4,172.2  $ 3,891.7
Operating expenses                3,434.9    3,208.7
-------------------------------------------------------

Operating income               $    737.3  $   683.0
                               ------------------------

Operating margin                     17.7%      17.6%
                               ------------------------


Net Operating Revenues

Net operating revenues were $4.2 billion for the 1999 first quarter, an increase of 7% from the same 1998 period. This increase mainly reflects growth of the FON Group's long distance and local divisions.

Long Distance Division

All major market segments--business, residential and wholesale--contributed to the increase in net operating revenues in the 1999 first quarter from the same 1998 period. First quarter 1999 long distance calling volumes increased 24% from the same 1998 period. The increase mainly reflects strong data services revenue growth and strong minute growth, partly offset by a more competitive pricing environment and larger percentage of wholesale minutes, which have a lower yield.

Business and data market revenues increased 13% in the 1999 first quarter from the same 1998 period. This reflects growth in data services as well as toll-free inbound and outbound calls.

Residential market revenues increased 7% in the 1999 first quarter from the same 1998 period. This increase reflects strong volume growth in residential long distance calls. Growth was enhanced by Sprint Sense Anytime(R) and Sprint Unlimited(R). Other growth factors include increased prepaid card revenues and calling card calls made by customers of local phone companies.

Wholesale market revenues increased 6% in the 1999 first quarter from the same 1998 period. This reflects strong minute growth mainly from international calls and increased inbound and outbound toll-free calls.

Local Division

Sprint sold its remaining 81,000 residential and business access lines in Illinois in November 1998. For comparative purposes, the following discussion of local division results assumes the sale occurred at the beginning of 1998.

Local division revenues increased 6% in the 1999 first quarter from the same 1998 period. This increase mainly reflects customer access line growth and increased sales of network-based services such as Caller ID and Call Waiting. Customer access lines increased 5.2% during the past 12 months.

Local service revenues grew 8% in the 1999 first quarter from the same 1998 period because of customer access line growth and continued demand for network-based services. Revenue growth also reflects increased sales of private line services and revenues from maintaining customer wiring and equipment.

Network access revenues increased 5% in the 1999 first quarter from the same 1998 period reflecting an 8% increase in minutes of use, partly offset by FCC-mandated access rate reductions.

Toll service revenues decreased 15% in the 1999 first quarter from the same 1998 period, mainly reflecting increased competition, which is expected to continue, in the intraLATA long distance market. In addition, toll service areas are shrinking because certain local calling areas are expanding. The reduced revenues were offset, in part, by increases in local service revenues and by increases in network access revenues paid by other carriers providing intraLATA long distance services to the local division's customers.

Other revenues  increased 6% in the 1999 first quarter from the same 1998 period
reflecting   increased  revenues  from  billing  and  collection   services  and
commission revenues, as well as improvements in uncollectibles.

Product Distribution & Directory Publishing Businesses

The product distribution and directory publishing businesses' revenues increased 9% in the 1999 first quarter from the same 1998 period. Nonaffiliated revenues accounted for approximately 60% of revenues in both the 1999 and 1998 first quarters. These revenues increased 16% in the 1999 first quarter while sales to affiliates remained flat.

Operating Expenses

The FON Group's operating expenses increased 7% in the 1999 first quarter from the same 1998 period mainly to support revenue growth.

Long Distance Division

Long distance division operating expenses increased 7% in the 1999 first quarter from the same 1998 period. Interconnection costs increased reflecting the impact of increased calling volume in the 1999 first quarter which was partly offset by reductions in per-minute costs for both domestic and international access and an improved product mix of non-minute driven revenues and other dedicated products. The domestic rate reductions were generally due to FCC-mandated access rate reductions. Lower international per minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the continued trend of declining unit costs for international interconnection.

Operations expense increased due to growth in data services as well as increases in network equipment operating leases partly offset by a decrease in product and service costs. Operations expense also includes costs related to Sprint's efforts to achieve Year 2000 compliance.

Selling, general and administrative (SG&A) expense increased reflecting the overall growth of the business as well as increased marketing and promotions to support products and services including the rollout of an airline alliance program which enables customers to earn frequent flyer miles when they use Sprint's services. SG&A also includes increased costs related to Sprint's efforts to achieve Year 2000 compliance.

Depreciation and amortization increased reflecting an increased asset base to enhance network reliability, meet increased demand for voice and data-related services and upgrade capabilities for providing new products and services.

Local Division

The following local division discussion assumes the sale of exchanges occurred at the beginning of 1998. See "Net Operating Revenues--Local Division" for more details.

Local division operating expenses increased 6% in the 1999 first quarter from the same 1998 period. Costs of services and products increased reflecting customer access line growth and continued emphasis on service levels. Costs of services and products includes costs related to Sprint's efforts to achieve Year 2000 compliance.

SG&A increased mainly due to marketing costs to promote new products and services, costs related to recently implemented financial software and increased customer service costs related to customer access line growth. SG&A includes costs related to Sprint's efforts to achieve Year 2000 compliance.

Depreciation and amortization expense increased reflecting increased capital expenditures in switching and transport technologies which have shorter asset lives.

Product Distribution & Directory Publishing Businesses

The product distribution and directory publishing businesses' operating expenses increased reflecting increased cost of sales.

Sprint ION(SM)

Operating expenses for Sprint ION in the 1999 first quarter reflect its continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising to increase public awareness.

Other Ventures

In the 1998 first quarter, the "other ventures" segment's operating expenses mainly reflect activities related to offering Internet services. In June 1998, the FON Group completed the strategic alliance to combine its Internet business with EarthLink. As part of the alliance, EarthLink obtained the FON Group's Sprint Internet Passport customers and took over the day-to-day operations of those services. At the same time, Sprint acquired an equity interest in EarthLink.

Sprint PCS Group

                                   Quarters Ended
                                     March 31,
                                ---------------------
                                    1999      1998
-----------------------------------------------------
                                     (millions)
Net operating revenues          $   604.2  $   203.3
Operating expenses                1,432.0      672.1
------------------------------------------------------
Operating loss                  $  (827.8) $  (468.8)
                                ----------------------


The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retailer, and the related service revenues generated by such sales, accounted for 28% of net operating revenues in the 1999 first quarter.

Net Operating Revenues

The PCS Group's net operating revenues include subscriber revenues (including monthly recurring charges and usage charges), roaming revenues and sales of handsets and accessory equipment. Net operating revenues increased 197% from the same 1998 period reflecting a 200% increase in the number of customers. The PCS Group added approximately 763,000 customers in the 1999 first quarter and had nearly 3.4 million customers in more than 280 markets nationwide at the end of March 1999. Average monthly service revenue per user (ARPU) was $52 for the 1999 first quarter and $57 for the same 1998 period. ARPU decreased due to a wider acceptance of lower rate usage plans.

Approximately 20% of the 1999 first quarter net operating revenues, and 15% of the 1998 first quarter net operating revenues were from sales of handsets and accessories. As part of the PCS Group's marketing plans, handsets are normally sold at prices well below the PCS Group's cost.


Operating Expenses

The PCS Group's costs of services and products mainly includes handset and accessory costs, interconnection costs, and switch and cell site expenses. These costs increased 153% in the 1999 first quarter reflecting the significant growth in customers and expanded market coverage, offset by a reduction in handset unit costs.

SG&A expense mainly includes marketing costs to promote products and services, as well as salary and benefits costs. SG&A expense increased 70% reflecting increased marketing and advertising costs and labor costs to support the growth in subscriber activity.

Depreciation and amortization expense consists of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over three to 40 years. Depreciation and amortization expense increased 146% reflecting amortization of intangible assets acquired in the PCS Restructuring and depreciation of the network assets placed in service after the 1998 first quarter. On a pro forma basis, assuming the PCS Restructuring occurred at the beginning of 1998, depreciation and amortization expense would have increased 38%.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

Interest costs in the following table only reflect interest costs on borrowings. Interest costs related to deferred compensation plans and customer deposits have been excluded so as not to distort the effective interest rate on borrowings.

                               Quarters Ended
                                  March 31,
                          --------------------------
                               1999         1998
----------------------------------------------------
                                 (millions)
Interest expense on
   outstanding debt       $     175.0  $     127.6
Capitalized interest
   costs                         30.4         33.2
----------------------------------------------------

Total interest costs on
   outstanding debt       $     205.4  $     160.8
                          --------------------------

Average debt
   outstanding(1)         $  11,922.6  $   8,151.1
                          --------------------------

Effective interest rate           6.9%         7.9%
                          --------------------------


(1) Average debt outstanding for the 1998 first quarter is on a pro forma basis as if Sprint PCS debt had been included in Sprint's outstanding debt balance for the entire quarter.


The reduction in the effective interest rate reflects the refinancing of higher interest PCS Group debt in the 1998 fourth quarter and 1999 first quarter. The debt was repaid mainly using proceeds from Sprint's $5.0 billion debt offering, which carries a lower interest rate to Sprint. In addition, the 1999 first quarter reflects an increase in short-term borrowings, which have lower interest rates.


Global One

Sprint recorded losses related to Global One totaling $35 million in the 1999 first quarter versus $45 million for the same period a year ago. In the 1999 first quarter, Global One continued to make progress on network enhancements, customer service and cost and revenue alignment initiatives. Global One is continuing these initiatives, which are expected to result in future nonrecurring charges.

Sprint PCS

Prior to the PCS Restructuring, Sprint's ownership interest in Sprint PCS was accounted for using the equity method. In 1998, the Cable Partners' share of losses through the PCS Restructuring date has been reflected as "Other partners' loss in Sprint PCS" in the Consolidated Statements of Operations.

Other Income, Net

Other income consisted of the following:

                                 Quarters Ended
                                    March 31,
                              ----------------------
                                  1999       1998
----------------------------------------------------
                                   (millions)
Dividend and interest income  $     8.5  $    16.2
Minority interest for Cox          20.0       33.7
Other, net                          7.0        2.2
----------------------------------------------------

Total                         $    35.5  $    52.1
                              ----------------------

Dividend and interest income for the 1999 and 1998 first quarters reflects interest earned on temporary investments. For the 1998 first quarter, it also reflects interest earned on loans to unconsolidated affiliates.

Income Taxes

See Note 4 of Condensed Notes to Consolidated Financial Statements for information about the differences that caused the effective income tax rates to vary from the statutory federal rate.

Extraordinary Items, Net

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had interest rates ranging from 5.6% to 6.3%. This resulted in a $21 million after-tax extraordinary loss for the PCS Group.

In the 1998 first quarter, Sprint redeemed, prior to scheduled maturities, $115 million of FON Group debt with a 9.25% interest rate. This resulted in a $4 million after-tax extraordinary loss for the FON Group.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                          March 31,      December 31,
                             1999            1998
------------------------------------------------------
                                 (millions)
Consolidated assets    $     33,721.1 $     33,231.1
                       -------------------------------

Net property, plant and equipment increased $640 million in the 1999 first quarter reflecting capital expenditures to support the PCS network buildout and expansion as well as capital expenditures to support the core long distance and local networks. See "Liquidity and Capital Resources" for more information about changes in Sprint's Consolidated Balance Sheets.


--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Consolidated first quarter 1998 cash flows reflect the FON Group's operations as well as the operations of SprintCom and Sprint's investment in Sprint PCS.

Operating Activities

                                  Quarters Ended
                                     March 31,
                               ----------------------
                                   1999       1998
-----------------------------------------------------
                                    (millions)
Cash flows provided by
   operating activities        $     380.1$     988.4
                               ----------------------


Operating cash flows decreased 62% in the 1999 first quarter reflecting increased losses for the PCS Group and increased outflows from working capital for both the FON Group and the PCS Group.

Investing Activities

                                   Quarters Ended
                                     March 31,
                               -----------------------
                                   1999        1998
                               -----------------------
                                     (millions)
Cash flows used by investing
   activities                  $  (1,472.0)$    (996.2)
                               -----------------------


The FON Group's capital expenditures totaled $806 million in the 1999 first quarter and $609 million for the same period a year ago. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for voice and data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. PCS Group capital expenditures were $512 million in the 1999 first quarter and $179 million for the same 1998 period for SprintCom alone. Capital expenditures in both years were mainly for the buildout and expansion of the PCS network.

"Investments in and loans to affiliates, net" consisted of the following:

                                  Quarters Ended
                                     March 31,
                              ------------------------
                                   1999       1998
------------------------------------------------------
                                    (millions)
Sprint PCS
Capital contributions         $      -    $      33.5
Loans and advances                   -           90.0
------------------------------------------------------
                                     -          123.5
------------------------------------------------------

Global One
Capital contributions                -          283.5
Advances, net                        -         (199.7)
------------------------------------------------------
                                     -           83.8
------------------------------------------------------

Other, net                          67.5          5.3
------------------------------------------------------

Total                         $     67.5  $     212.6
                              ------------------------


In the 1999 first quarter, "Other, net" includes an additional investment in EarthLink by the FON Group. Amounts for Sprint PCS in 1998 reflect contributions and advances prior to the PCS Restructuring. These amounts were used to fund capital and operating requirements. Capital contributions to Global One in 1998 were mainly used to repay advances and to fund capital and operating requirements.

Financing Activities

                                  Quarters Ended
                                     March 31,
                              ------------------------
                                  1999        1998
------------------------------------------------------
                                    (millions)
Cash flows provided by
   financing activities       $     635.1 $      64.3
                              ------------------------


Financing activities in the 1999 first quarter reflect proceeds from PCS common stock issued of $842 million, partly offset by net payments on long-term debt. In the 1998 first quarter, financing activities mainly reflect proceeds from long-term debt issuances offset by repayment of existing debt. Sprint paid dividends of $102 million in the 1999 first quarter and $98 million for the same period a year ago.

Capital Requirements

Sprint's 1999 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $7.0 to $7.6 billion. FON Group capital expenditures are expected to range between $3.8 and $4.0 billion, and PCS Group capital expenditures are expected to be between $2.9 and $3.2 billion. Additional funds will be required to fund the PCS Group's expected operating losses, working capital and debt service requirements. Investments in affiliates are expected to require cash of $300 to $400 million. Dividend payments are expected to total $455 million in 1999.

In connection with the PCS Restructuring, Sprint adopted a tax sharing agreement that provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to make significant payments to the PCS Group under this agreement because of expected PCS Group operating losses in the near future.

The acquisition of companies in the broadband terrestrial wireless industry such as Videotron USA, Transworld Telecommunications Inc, People's Choice TV Corp. and American Telecasting, Inc. are expected to require cash of $1.0 to $1.2 billion for the acquisition of equity and the assumption of indebtedness. See Condensed Notes to Consolidated Financial Statements--Subsequent Events.

In April 1999, Cox Communications, Inc. exercised a put option requiring Sprint to purchase its remaining 40.8% interest in Cox PCS for 24.3 million shares of Series 2 PCS stock. This transaction is expected to close during the 1999 second quarter.

Liquidity

In February 1999, Sprint completed an offering of Series 1 PCS stock. In this offering, Sprint sold 24.4 million shares at a price to the public of $28.75 per share. The net proceeds to Sprint totaled $672 million. In connection with this offering, FT and DT purchased 6.1 million shares of Series 3 PCS stock. The net proceeds from the public offering and purchase by FT and DT were attributed to the PCS Group and were used for the continued buildout of the PCS network and working capital needs.

In the 1999 first quarter, Sprint increased its short-term borrowings by $1.7 billion. These borrowings were classified as long-term debt because of Sprint's intent and ability, through unused credit facilities, to refinance these borrowings on a long-term basis.

Any borrowings Sprint may incur are ultimately limited by certain debt covenants. Sprint could borrow up to $15.5 billion at the end of March 1999 under the most restrictive of its debt covenants. For some borrowings, Sprint must maintain certain levels of consolidated net worth.

In May 1999, Sprint issued $3.5 billion of senior notes registered with the Securities and Exchange Commission. The proceeds will be used mainly to repay existing debt. It is expected that all or a significant portion of the debt will be allocated to the PCS Group.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

General Hedging Policies

Sprint selectively enters into interest rate swap and cap agreements to manage its exposure to interest rate changes on its debt. Sprint also enters into forward contracts and options in foreign currencies to reduce the impact of changes in foreign exchange rates. Sprint seeks to minimize counterparty credit risk through stringent credit approval and review processes, the selection of only the most creditworthy counterparties, continual review and monitoring of all counterparties, and thorough legal review of contracts. Sprint also controls exposure to market risk by regularly monitoring changes in foreign exchange and interest rate positions under normal and stress conditions to ensure they do not exceed established limits.

Sprint's derivative transactions are used for hedging purposes only and comply with Board-approved policies. Senior management receives frequent status updates of all outstanding derivative positions.

Interest Rate Risk Management

Sprint's interest rate risk management program focuses on minimizing exposure to interest rate movements, setting an optimal mixture of floating- and fixed-rate debt, and minimizing liquidity risk. Sprint uses simulation analysis to assess its interest rate exposure and establish the desired ratio of floating- and fixed-rate debt. To the extent possible, Sprint manages interest rate exposure and the floating-to-fixed ratio through its borrowings, but sometimes uses interest rate swaps and caps to adjust its risk profile.

Foreign Exchange Risk Management

Sprint's foreign exchange risk management program focuses on hedging transaction exposure to optimize consolidated cash flow. Sprint's main transaction exposure results from net payments made to overseas telecommunications companies for completing international calls made by Sprint's domestic customers. These international transactions were not material to the consolidated financial position, results of operations or cash flows at quarter-end 1999. In addition, foreign currency transaction gains and losses were not material to Sprint's first quarter 1999 results of operations. Sprint has not entered into any significant foreign currency forward contracts or other derivative instruments to hedge the effects of adverse fluctuations in foreign exchange rates. As a result, Sprint was not subject to material foreign exchange risk.

--------------------------------------------------------------------------------
Year 2000 Issue
--------------------------------------------------------------------------------

The "Year 2000" issue affects Sprint's installed computer systems, network elements, software applications and other business systems that have time-sensitive programs that may not properly reflect or recognize the year 2000. Because many computers and computer applications define dates by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or systems failures. The Year 2000 issue may also affect the systems and applications of Sprint's customers, vendors, resellers or affiliates.

The FON Group started a program in 1996 to identify and address the Year 2000 issue. It has completed an inventory and Year 2000 assessment of its principal computer systems, network elements, software applications and other business systems. The FON Group has also completed the renovation of these computer systems, network elements, other business systems and more than 98% of its software applications. Year 2000 testing began in the 1998 third quarter and will be completed in 1999. The FON Group is using both internal and external resources to identify, correct or reprogram, and test its systems for Year 2000 compliance. It is also contacting others with whom it conducts business to receive the proper warranties and assurances that those third parties, including affiliates, are or will be Year 2000 compliant.

The PCS Group has completed an inventory and assessment of its computer systems, network elements, software applications, products and other business systems. Testing began in the 1999 first quarter and is forecasted to be completed by year-end. The PCS Group is using both internal and external resources to identify, correct or reprogram, and test its systems for Year 2000 compliance. It expects Year 2000 compliance for these critical systems to be achieved in 1999.

The PCS Group is also contacting others with whom it conducts business to receive the proper warranties and assurances that those third parties, including affiliates, are or will be Year 2000 compliant. The PCS Group relies on third-party vendors for a significant portion of its important operating and computer system functions and is highly dependent on those third-party vendors to remediate and test network elements, computer systems, software applications and other business systems. However, the PCS Group is reviewing test results provided by its vendors to help ensure Year 2000 compliance. In addition, the PCS Group uses publicly available services that are acquired without contract, such as global positioning system timing signal, that may be affected by the Year 2000 issue. While the PCS Group believes these publicly available systems will be Year 2000 compliant, the PCS Group has no contractual or other right to force compliance.

The FON Group incurred approximately $185 million through March 1999 for its Year 2000 remediation program and expects to incur approximately $65 million throughout the remainder of 1999. The PCS Group incurred approximately $15 million through March 1999 and expects to incur approximately $35 million throughout the remainder of 1999 for its Year 2000 remediation program. These programs are designed to assure the proper functioning of critical and secondary elements for Year 2000 compliance. When these programs are fulfilled, Sprint has a high degree of confidence that elements within its control will function through the upcoming date changes. However, two risks remain: (1) the risk to Sprint if the Year 2000 programs are not fulfilled, and (2) the risk stemming from elements vulnerable to the Year 2000 programs which are beyond Sprint's control.

With regards to the first risk, if the Year 2000 programs are not fulfilled in a timely manner by Sprint, its affiliates (including Global One), or any significant related third party, the Year 2000 issue could have a material adverse effect on Sprint's operations. Sprint is focusing on identifying and addressing all aspects of its operations that may be affected by the Year 2000 issue.

With regards to the second risk, Sprint is evaluating events beyond its control that could occur prior to and after the arrival of the year 2000. Sprint is reviewing its existing disaster recovery plans and developing additional contingency and business continuity plans to prepare for the year 2000. Most of these plans are scheduled to be completed in the second quarter. Sprint will implement, if necessary, appropriate contingency and business continuity plans to mitigate to the extent possible the effects of any Year 2000 noncompliance.

Sprint has begun to review the risks related to a worst case scenario, which could result from a Year 2000 related failure. This scenario could result in a temporary disruption to normal business operations and could impact Sprint's financial performance. Based upon the work completed to date, Sprint believes that such an occurrence is unlikely. Nevertheless, certain elements related to the Year 2000 readiness of suppliers, utilities, interconnecting carriers and customers are beyond Sprint's control and could fail. Sprint does not believe that the failure of such elements could cause a major breakdown within its normal business operations.

                                         Annex II



                                     Sprint FON Group
                             Combined Financial Information



COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint FON Group
(millions, except per share data)
-------------------------------------------------------------------------------------------------------------------
Quarters Ended March 31,                                                                  1999           1998
-------------------------------------------------------------------------------------------------------------------

Net Operating Revenues                                                                $   4,172.2     $    3,891.7
-------------------------------------------------------------------------------------------------------------------

Operating Expenses
      Costs of services and products                                                      1,925.7          1,871.9
      Selling, general and administrative                                                 1,003.2            870.2
      Depreciation and amortization                                                         506.0            466.6
-------------------------------------------------------------------------------------------------------------------
      Total operating expenses                                                            3,434.9          3,208.7
-------------------------------------------------------------------------------------------------------------------

Operating Income                                                                            737.3            683.0

Interest expense, net                                                                       (44.6)           (77.6)
Equity in loss of Global One                                                                (34.5)           (45.2)
Other income, net                                                                            10.1             30.9
-------------------------------------------------------------------------------------------------------------------

Income before income taxes and extraordinary item                                           668.3            591.1

Income taxes                                                                               (262.1)          (235.2)
-------------------------------------------------------------------------------------------------------------------

Income before Extraordinary Item                                                            406.2            355.9
Extraordinary item, net                                                                        -              (4.4)
-------------------------------------------------------------------------------------------------------------------

Net Income                                                                                  406.2            351.5
Preferred stock dividends received (paid)                                                     1.6             (0.3)
-------------------------------------------------------------------------------------------------------------------
Earnings applicable to common stock                                                  $      407.8    $       351.2
                                                                                     ------------------------------

Diluted Earnings per Common Share(1)                                                 $       0.93    $        0.80
                                                                                     ------------------------------
Diluted weighted average common shares(1)                                                   440.4            438.7
                                                                                     ------------------------------

Basic Earnings per Common Share(1)                                                   $       0.94    $        0.82
                                                                                     ------------------------------
Basic weighted average common shares(1)                                                     431.6            430.1
                                                                                     ------------------------------

Dividends per Common Share(1)                                                        $       0.25    $        0.25
                                                                                     ------------------------------

(1)  Basic and diluted earnings per common share,  weighted  average  common shares, and dividends per common share for the 1998 first quarter are pro forma and assume the  Recapitalization  occurred at the beginning of 1998.


N/A = Not applicable













                                  See accompanying Condensed Notes to Combined Financial Statements.



COMBINED STATEMENTS OF COMPREHENSIVE INCOME                                                        Sprint FON Group
(Unaudited)
(millions)
                                                                                  ----------------------------------
Quarters Ended March 31,                                                               1999              1998
--------------------------------------------------------------- ----------------- ---------------- -----------------

Net Income                                                                        $       406.2    $         351.5
--------------------------------------------------------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on securities                                            (4.6)              18.5
Income taxes                                                                                1.6               (6.7)
--------------------------------------------------------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains (losses) on securities                                        (3.0)              11.8
Foreign currency translation adjustments                                                    -                  0.5
--------------------------------------------------------------- -- -------------- -- ------------- --- -------------

Total other comprehensive income (loss)                                                    (3.0)              12.3
--------------------------------------------------------------- -- -------------- -- ------------- --- -------------

Comprehensive Income                                                              $       403.2    $         363.8
                                                                                  -- ------------- --- -------------














                                  See accompanying Condensed Notes to Combined Financial Statements.





COMBINED BALANCE SHEETS                                                                                Sprint FON Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31,       December 31,
                                                                                            1999             1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $         83.4    $        432.5
       Accounts receivable, net of allowance for doubtful accounts
          of $172.3 and $174.8                                                                2,494.6           2,384.3
       Inventories                                                                              338.2             349.7
       Prepaid expenses                                                                         273.8             199.4
       Affiliated receivables from the PCS Group                                                192.1             209.9
       Other                                                                                     91.4             192.3
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                   3,473.5           3,768.1

     Investments in equity securities                                                           455.4             489.2

     Property, plant and equipment
       Long distance division                                                                 9,415.2           9,241.3
       Local division                                                                        15,199.6          14,858.5
       Other                                                                                  1,216.6           1,056.2
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                   25,831.4          25,156.0
       Accumulated depreciation                                                             (13,051.4)        (12,692.0)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                     12,780.0          12,464.0
-------------------------------------------------------------------------------------------------------------------------

     Investments in and loans to the PCS Group                                                  649.8             656.1
     Investments in and advances to other affiliates                                            613.9             645.0
     Other assets                                                                             1,048.6             978.4
-------------------------------------------------------------------------------------------------------------------------


    Total                                                                              $     19,021.2    $     19,000.8
                                                                                      -----------------------------------


Liabilities and Group Equity
     Current liabilities
       Current maturities of long-term debt                                            $         163.0   $         33.3
       Accounts payable                                                                          925.4          1,283.7
       Accrued interconnection costs                                                             738.9            592.4
       Accrued taxes                                                                             457.9            346.5
       Advance billings                                                                          293.0            229.3
       Other                                                                                     831.0            808.2
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               3,409.2          3,293.4

     Long-term debt                                                                            3,948.5          4,408.8

     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                          828.1            828.3
       Postretirement and other benefit obligations                                            1,053.7          1,064.1
       Other                                                                                     380.6            381.7
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                            2,262.4          2,274.1

     Group equity                                                                              9,401.1          9,024.5
-------------------------------------------------------------------------------------------------------------------------


    Total                                                                              $      19,021.2   $     19,000.8
                                                                                      -----------------------------------







                                  See accompanying Condensed Notes to Combined Financial Statements.



COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint FON Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Quarters Ended March 31,                                                                   1999             1998
------------------------------------------------------------------ ----------------- ----------------- ----------------

Operating Activities

Net income                                                                            $      406.2     $      351.5
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                                           506.0            466.6
     Equity in net losses of affiliates                                                       43.8             50.3
     Deferred income taxes and investment tax credits                                         23.5           (114.7)
     Changes in assets and liabilities:
       Accounts receivable, net                                                             (110.3)           (23.5)
       Inventories and other current assets                                                  (10.0)           (44.9)
       Accounts payable and other current liabilities                                       (228.2)           109.6
       Increase in payable to the PCS Group for current tax benefits utilized                264.7              -
       Affiliated receivables from and payables to the PCS Group, net                        (91.2)             -
       Noncurrent assets and liabilities, net                                                (38.0)           (13.2)
     Other, net                                                                               (3.6)             4.3
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by operating activities                                                    762.9            786.0
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------



Investing Activities

Capital expenditures                                                                        (805.7)          (609.3)
Repayments from and (loans to) Sprint PCS                                                    134.7            (90.0)
Investments in and loans to other affiliates, net                                            (67.5)           (89.1)
Advances to the PCS Group                                                                      -              (79.9)
Equity transfers from the PCS Group, net                                                       -               70.2
Other, net                                                                                    (5.0)             4.3
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash used by investing activities                                                       (743.5)          (793.8)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------



Financing Activities

Proceeds from long-term debt                                                                   -              289.5
Allocation of long-term debt to the PCS Group                                               (277.5)             -
Payments on long-term debt                                                                   (12.1)          (130.3)
Dividends paid                                                                              (101.8)           (97.7)
Other net change in group equity                                                              25.8             (3.5)
Other, net                                                                                    (2.9)             6.3
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided (used) by financing activities                                            (368.5)            64.3
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Increase (Decrease) in Cash and Equivalents                                                 (349.1)            56.5
Cash and Equivalents at Beginning of Period                                                  432.5            101.7
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $       83.4     $      158.2
                                                                                     --- ------------- -- -------------









                                  See accompanying Condensed Notes to Combined Financial Statements.

CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS                Sprint FON Group
(Unaudited)



The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments (consisting only of normal recurring accruals) needed to fairly present the FON Group's combined financial position, results of operations, cash flows and comprehensive income.

Certain information and footnote disclosures normally included in combined financial statements prepared according to generally accepted accounting principles have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1998 Form 10-K. Operating results for the 1999 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 1999.

--------------------------------------------------------------------------------
1. PCS Restructuring and Recapitalization
--------------------------------------------------------------------------------

In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. (Cox PCS). Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring.

Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

In connection with the PCS Restructuring, FT and DT purchased 5.1 million additional PCS shares to maintain their combined 20% voting power in Sprint.

The PCS stock is intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

--------------------------------------------------------------------------------
2. Basis of Combination and Presentation
--------------------------------------------------------------------------------

The combined FON Group financial statements, together with the combined PCS Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group were prepared on a basis that management believes is reasonable and proper and include:

o the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,
o an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and
o        an allocation of corporate  overhead after the PCS Restructuring date.

The FON Group entities are commonly controlled companies. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The FON Group combined financial statements provide FON shareholders with financial information about the FON Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group (subject to a minority interest in Cox PCS). Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the other Group's stock. Net losses of either Group, and dividends or distributions on, or repurchases of PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both Groups' stock. As a result, the FON Group combined financial statements should be read along with Sprint's consolidated financial statements and the PCS Group's combined financial statements.

The FON Group combined financial statements are prepared using generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
3. Investments
--------------------------------------------------------------------------------

At the end of March 1999, investments accounted for using the equity method consisted of the FON Group's investments in Global One, Call-Net, EarthLink and other strategic investments. Combined, summarized financial information (100% basis) of these entities accounted for using the equity method was as follows:

                                    Quarter Ended
                                      March 31,
                                -----------------------
                                    1999       1998
-------------------------------------------------------
                                      (millions)
Results of
   operations
   Net operating
     revenues                   $    652.0 $   533.1
                                -----------------------
   Operating loss               $   (182.8)$  (114.1)
                                -----------------------
   Net loss                     $   (220.8)$  (147.4)
                                -----------------------
FON Group's net
   losses in
   affiliates                   $    (43.8)$   (50.3)
                                -----------------------


--------------------------------------------------------------------------------
4. Income Taxes
--------------------------------------------------------------------------------

The differences that caused the FON Group's effective income tax rates to vary from the 35% federal statutory rate were as follows:

                                    Quarter Ended
                                      March 31,
                                -----------------------
                                    1999        1998
-------------------------------------------------------
                                      (millions)
Income tax expense at the
   federal statutory rate       $    233.9 $    206.9
Effect of:
  State income taxes, net of
    federal income tax effect         22.1       17.9
  Equity in losses of foreign
    joint ventures                     5.0        9.7
  Other, net                           1.1        0.7
-------------------------------------------------------

Income tax expense              $    262.1 $    235.2
                                -----------------------

Effective income
   tax rate                           39.2%      39.8%
                                -----------------------



--------------------------------------------------------------------------------
5. Group Equity
--------------------------------------------------------------------------------

                                        Quarter Ended
                                          March 31,
                                            1999
 -----------------------------------------------------
                                          (millions)
 Beginning balance                      $   9,024.5
 Net income                                   406.2
 Dividends                                   (108.0)
 Equity issued                                 78.6
 Equity repurchased                           (45.4)
 Other, net                                    45.2
 -----------------------------------------------------

 Ending balance                         $   9,401.1
                                        --------------




--------------------------------------------------------------------------------
6. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

FON shareholders are subject to all of the risks related to an investment in Sprint and the FON Group, including the effects of any legal proceedings and claims against the PCS Group.

In December 1996, an arbitration panel entered a $61 million award in favor of Network 2000 Communications Corporation on its breach of contract claim against Sprint. In June 1997, the FON Group recorded additional expense of $20 million. This charge related to the settlement of both the claims of Network 2000 against Sprint and a related class action lawsuit against Sprint and Network 2000. In June 1998, the court approved the class action settlement. Some potential class members appealed the approval of the settlement. The appeal was dismissed in April 1999, which makes the class action settlement final.

Other suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the FON Group's combined financial statements.

--------------------------------------------------------------------------------
7. Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product
distribution and directory publishing businesses,   activities  to  develop  and
deploy  Sprint  ION(SM),  Integrated On-Demand Network, and other ventures.


Industry segment financial information was as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                       Produce
                                                       Distribution                          Corporate
                             Long                      &                                        and          Sprint
Quarters Ended             Distance        Local       Directory      Sprint     Other          Elim-          FON
March 31,                  Division      Division      Publishing      ION       Ventures     inations        Group
-----------------------------------------------------------------------------------------------------------------------
                                                                  (millions)
1999
Net operating revenues  $   2,625.2   $    1,371.7  $      425.4  $     -     $     -      $    (250.1)  $    4,172.2
Affiliated revenues            62.7           72.4         173.8        -           -           (250.1)          58.8
Operating income (loss)       387.5          364.7          55.5      (52.4)       (6.1)         (11.9)         737.3


1998
Net operating revenues  $   2,407.1   $    1,309.6  $      391.2  $     -     $     -      $    (216.2)  $    3,891.7
Affiliated revenues             -             60.1         175.6        -           -           (216.2)          19.5
Operating income (loss)       319.3          351.9          59.2      (16.8)      (16.6)         (14.0)         683.0
-----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
8. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The FON Group's cash paid for interest and income taxes was as follows:

                                     Quarters Ended
                                        March 31,
                                  ----------------------
                                      1999       1998
--------------------------------------------------------
                                       (millions)
Interest (net of capitalized
   interest)                      $     24.5 $    57.4
                                  ----------------------
Income taxes                      $    185.0 $   200.3
                                  ----------------------


Noncash activities for the FON Group consisted of the following:

                                     Quarters Ended
                                        March 31,
                                  ----------------------
                                      1999       1998
--------------------------------------------------------
                                       (millions)

Noncash activity in group equity  $     80.6 $    16.5
                                  ----------------------

--------------------------------------------------------------------------------
9. Subsequent Events
--------------------------------------------------------------------------------

In April 1999, Sprint's Board of Directors approved a two-for-one stock split of Sprint FON Stock in the form of a dividend payable in Sprint FON shares. New shares will be issued on June 4, 1999 to shareholders of record on May 13, 1999. A comparable dividend will be paid on the Class A common stock owned by FT and DT.

In April 1999, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON stock and 37.5 cents per share on both the first and second series convertible preferred stock. The FON stock dividends reflect the effect of the two-for-one stock split. All dividends will be paid June 30, 1999.

In April 1999, Sprint announced that it had agreed to acquire People's Choice TV Corp. (PCTV), a provider of wireless broadband services in several major markets in the midwest and southwest. PCTV common stockholders will receive an aggregate of $129 million in cash in the merger, not including amounts to be paid if outstanding options and warrants are exercised prior to closing. Sprint also acquired or entered into options to acquire convertible preferred stock of PCTV from certain stockholders for an aggregate of $23 million. In addition, Sprint will also assume the indebtedness of PCTV. PCTV had an aggregate of $287 million of indebtedness outstanding as of year-end 1998 according to its Form 10-K for the 1998 fiscal year.

In April 1999, Sprint announced that it had agreed to acquire American Telecasting, Inc. (ATI), a provider of wireless broadband services in several major markets in the north central and western United States. ATI common stockholders will receive an aggregate of $168 million in cash in the merger, not including amounts to be paid if outstanding options and warrants are exercised prior to closing. In addition, Sprint will also assume the indebtedness of ATI. ATI had an aggregate of $240 million of indebtedness outstanding as of year-end 1998 according to its Form 10-K for the fiscal year.

In May 1999, Sprint announced that it had agreed to acquire Videotron USA and Transworld Telecommunications Inc. (TTI). Sprint agreed to purchase 100% of Videotron USA for approximately $180 million. Videotron USA owns the wireless licenses serving the Tampa Bay area and Greenville, South Carolina as well as a majority interest in the licenses for several major markets in California and Washington. The remaining interest in those licenses is owned by TTI. Sprint agreed to purchase TTI for approximately $30 million.

These acquisitions will provide Sprint, through Sprint ION(SM), with the ability to provide high bandwidth data, voice, Internet and video conferencing services directly to consumers in the related markets through terrestrial wireless connections. The transactions are subject to customary conditions, including regulatory approval. The Videotron, TTI, PCTV and ATI transactions are subject to approval by their stockholders. These transactions which will be accounted for using the purchase method of accounting, are expected to close in the 1999 third and fourth quarters.

In May 1999, Sprint issued $3.5 billion of senior notes registered with the SEC. The proceeds will be used mainly to repay existing debt. It is expected that all or a significant portion of the debt will be allocated to the PCS Group.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint FON Group



--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" for a discussion of the PCS Restructuring and the Recapitalization.

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's  "Management's  Discussion and Analysis of Financial  Condition and
Results  of   Operations--Forward-looking   Information"  for  a  discussion  of
forward-looking information.

--------------------------------------------------------------------------------
Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network using state-of-the-art fiber-optic and electronic technology. The division provides domestic and international voice, video and data communications services as well as integration management and support services for computer networks.

Local Division

The local division  consists of regulated local phone  companies  serving nearly
7.8 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint ION extends Sprint's existing advanced network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for data, Internet, and video. It is also expected to be the foundation for Sprint to provide new competitive local service.

Other Ventures

The "other ventures" segment includes the FON Group's investment in Global One, a joint venture with FT and DT. Sprint is a 1/3 partner in Global One's operating group serving Europe (excluding France and Germany) and is a 50% partner in Global One's operating group for the worldwide activities outside the United States and Europe. This segment also includes the FON Group's investments in EarthLink Network, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of these investments are accounted for on the equity basis.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Net operating revenues were $4.2 billion for the 1999 first quarter, an increase of 7% from the same 1998 period.

Net income was $406 million for the 1999 first quarter versus $352 million for the same 1998 period. Net income for 1998 includes a $4 million extraordinary charge related to the early extinguishment of debt.

Core Businesses

The FON Group's core businesses generated improved first quarter net operating revenues and operating income versus the same 1998 period. Core businesses exclude results from Sprint ION and other ventures. First quarter 1999 long distance calling volumes increased 24% from the same 1998 period. Access lines served by the local division increased 5.2% during the past 12 months, excluding the sale of local exchanges in November 1998 (see "Segmental Results of Operations--Local Division" for further details.)

--------------------------------------------------------------------------------
Segmental Results of Operations
--------------------------------------------------------------------------------

Long Distance Division

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                           March 31,                            Variance
                                               ----------------------------------    -------------------------------
                                                    1999              1998                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     2,625.2    $    2,407.1      $       218.1           9.1%
---------------------------------------------- -- ------------- -- -------------- -- ------------- -----------------

Operating expenses
   Interconnection                                   1,009.4           977.3               32.1           3.3%
   Operations                                          348.6           343.9                4.7           1.4%
   Selling, general and administrative                 652.6           554.3               98.3          17.7%
   Depreciation and amortization                       227.1           212.3               14.8           7.0%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                             2,237.7         2,087.8              149.9           7.2%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating income                               $       387.5    $      319.3      $        68.2          21.4%
                                               -- ------------- -- -------------- -- -------------

Operating margin                                        14.8%           13.3%
                                               -- ------------- -- --------------




Net Operating Revenues

All major market segments--business, residential and wholesale--contributed to the increase in net operating revenues in the 1999 first quarter from the same 1998 period. The increase mainly reflects strong data services revenue growth and strong minute growth, partly offset by a more competitive pricing environment and a larger percentage of wholesale minutes, which have a lower yield.

Business and Data Market

Business and data market revenues increased 13% in the 1999 first quarter from the same 1998 period. Data services showed strong growth because of accelerated use of the Internet and expanded service offerings. The increase also reflects strong calling volumes for inbound and outbound toll-free calls made within the United States.

Residential Market

Residential market revenues increased 7% in the 1999 first quarter from the same 1998 period. This increase reflects strong volume growth in residential long distance calls. Growth was enhanced by the Sprint Sense Anytime(R) "10 by 24" product--dime-a-minute calls, 24 hours a day--and Sprint Unlimited(R)--unlimited long distance weekend calling for a monthly flat fee. Other growth factors include increased prepaid card revenues as well as calling card calls made by customers of local phone companies. Through various agreements Sprint has with local phone companies, their customers use the Sprint network when making long distance calls.

Wholesale Market

Wholesale market revenues increased 6% in the 1999 first quarter from the same 1998 period. This reflects strong minute growth mainly from international calls and increased inbound and outbound toll-free calls.

Interconnection Costs

Interconnection costs consist of amounts paid to local phone companies, other domestic service providers and foreign phone companies to complete calls made by the division's domestic customers. These costs increased 3% in the 1999 first quarter from the same 1998 period. The impact of increased calling volumes in the 1999 first quarter was partly offset by reductions in per-minute costs for both domestic and international access and an improved product mix of non-minute driven revenues and other dedicated products. The domestic rate reductions were generally due to FCC-mandated access rate reductions. Lower international per minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the continued trend of declining unit costs for international interconnection. Interconnection costs were 38.5% of net operating revenues in the 1999 first quarter versus 40.6% for the same period a year ago.


Operations Expense

Operations expense includes costs to operate and maintain the long distance network and costs of equipment sales. It also includes costs to provide operator,  public  payphone  and  video  teleconferencing  services  as  well as telecommunications services for the hearing-impaired. Operations expense increased 1% in the 1999 first quarter from the same 1998 period. This increase was driven by growth in data services as well as increases in network equipment operating leases partly offset by a decrease in product and service costs. Operations expense also includes costs related to Sprint's efforts to achieve Year 2000 compliance for its telecommunications network and operating systems. Operations expense was 13.3% of net operating revenues in the 1999 first quarter versus 14.3% for the same period a year ago.


Selling, General and Administrative Expense

Selling, general and administrative (SG&A) expense increased 18% in the 1999 first quarter from the same 1998 period. This increase mainly reflects the overall growth of the business as well as increased marketing and promotions to support products and services, including the rollout of an airline alliance program, which enables customers to earn frequent flyer miles when they use Sprint's services. SG&A also includes increased costs related to Sprint's efforts to achieve Year 2000 compliance for information systems and applications supporting processes such as billing, customer service and other administrative support services. SG&A expense was 24.8% of net operating revenues in the 1999 first quarter versus 23.0% for the same period a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense increased 7% in the 1999 first quarter from the same period a year ago. This increase was generally due to an increased asset base to enhance network reliability, meet increased demand for voice and data-related services and upgrade capabilities for providing new products and services. Depreciation and amortization expense was 8.6% of net operating revenues in the 1999 first quarter versus 8.8% for the same period a year ago.

Local Division

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                          March 31,                             Variance
                                              -----------------------------------    -------------------------------
                                                    1999              1998                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      1,371.7    $     1,309.6     $        62.1           4.7%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      471.3            448.7              22.6           5.0%
   Selling, general and administrative                 285.1            275.9               9.2           3.3%
   Depreciation and amortization                       250.6            233.1              17.5           7.5%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                             1,007.0            957.7              49.3           5.1%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $        364.7    $       351.9     $        12.8           3.6%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                        26.6%            26.9%
                                              --- ------------- -- --------------





Sprint sold its remaining 81,000 residential and business access lines in Illinois in November 1998. For comparative purposes, the following discussion of local division results assumes the sale occurred at the beginning of 1998. Adjusting for this sale, operating margin for the 1998 first quarter would have been 26.8%.

Net Operating Revenues

Net operating revenues increased 6% in the 1999 first quarter from the same 1998 period. This increase mainly reflects customer access line growth and increased sales of network-based services such as Caller ID and Call Waiting. Customer access lines increased 5.2% during the past 12 months.

Local Service Revenues

Local service revenues, derived from local exchange services, grew 8% in the 1999 first quarter from the same 1998 period. Local service revenues increased because of customer access line growth and continued demand for network-based services. Revenue growth also reflects increased sales of private line services and revenues from maintaining customer wiring and equipment.

Network Access Revenues

Network access revenues, derived from long distance phone companies using the local network to complete calls, increased 5% in the 1999 first quarter from the same 1998 period. The 1999 first quarter revenues reflect an 8% increase in minutes of use, partly offset by FCC-mandated access rate reductions.

Toll Service Revenues

Toll service revenues are mainly derived from providing long distance services within specified regional calling areas, or LATAs, that are beyond the local calling area. These revenues decreased 15% in the 1999 first quarter from the same 1998 period, mainly reflecting increased competition, which is expected to continue, in the intraLATA long distance market. In addition, toll service areas are shrinking because certain local calling areas are expanding. The reduced revenues were offset, in part, by increases in local service revenues and by increases in network access revenues paid by other carriers providing intraLATA long distance services to the local division's customers.

Other Revenues

Other revenues  increased 6% in the 1999 first quarter from the same 1998 period
reflecting   increased  revenues  from  billing  and  collection   services  and
commission revenues, as well as improvements in uncollectibles.

Costs of Services and Products

Costs of services and products includes costs to operate and maintain the local network and costs of equipment sales. This expense increased 6% in the 1999 first quarter compared to the same 1998 period reflecting customer access line growth and continued emphasis on service levels. Costs of services and products also includes costs related to Sprint's efforts to achieve Year 2000 compliance for its telecommunications network and operating systems. Costs of services and products was 34.4% of net operating revenues in the 1999 first quarter versus 34.2% for the same period a year ago.

Selling, General and Administrative Expense

SG&A expenses increased 3% in the 1999 first quarter from the same 1998 period. This increase was mainly due to marketing costs to promote new products and services, costs related to recently implemented financial software and increased customer service costs related to customer access line growth. SG&A also includes costs related to Sprint's efforts to achieve Year 2000 compliance for information systems and applications supporting such processes as billing, customer service, and other administrative support services. SG&A expense was 20.7% of net operating revenues in the 1999 first quarter versus 21.2% for the same period a year ago.

Depreciation and Amortization Expense

Depreciation  and  amortization  expense  increased 8% in the 1999 first quarter compared to the same 1998 period, mainly because of increased capital expenditures in switching and transport technologies which have shorter asset lives. Depreciation and amortization expense was 18.3% of net operating revenues in the 1999 first quarter versus 17.8% for the same period a year ago.

Product Distribution and Directory Publishing Businesses

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                          March 31,                             Variance
                                              -----------------------------------    -------------------------------
                                                    1999              1998                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $        425.4    $       391.2     $        34.2           8.7%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      334.5            303.9              30.6          10.1%
   Selling, general and administrative                  31.2             25.9               5.3          20.5%
   Depreciation and amortization                         4.2              2.2               2.0          90.9%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                               369.9            332.0              37.9          11.4%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $         55.5    $        59.2     $        (3.7)         (6.3)%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                        13.0%            15.1%
                                              --- ------------- -- --------------




Net operating revenues increased 9% in the 1999 first quarter from the same 1998 period. Nonaffiliated revenues accounted for approximately 60% of revenues in both the 1999 and 1998 first quarters. These revenues increased 16% in the 1999 first quarter while sales to affiliates remained flat.

Operating expenses increased 11% in the 1999 first quarter compared to the same 1998 period reflecting increased cost of sales.

Sprint ION(SM)

                                     Quarters Ended
                                        March 31,
                                 ------------------------
                                     1999        1998
---------------------------------------------------------
                                       (millions)
Total operating expenses         $      52.4 $      16.8
                                 ------------------------


Operating expenses for Sprint ION in the 1999 first quarter reflect its continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising to increase public awareness. Depreciation and amortization totaled $6 million in the 1999 first quarter compared to $1 million for the same period a year ago.

Other Ventures

                                  Quarters Ended
                                    March 31,
                              -----------------------
                                  1999        1998
-----------------------------------------------------
                                    (millions)
Total operating expenses      $     6.1   $     16.6
                              -----------------------

Equity in losses of
   affiliates                 $   (50.8)  $    (50.1)
                              -----------------------


Operating expenses in the 1998 first quarter mainly relate to the FON Group's offering of Internet services. In June 1998, the FON Group completed the strategic alliance to combine its Internet business with EarthLink. As part of the alliance, EarthLink obtained the FON Group's Sprint Internet Passport customers and took over the day-to-day operations of those services. At the same time, the FON Group acquired an equity interest in EarthLink. As a result, after June 1998, the FON Group's share of EarthLink's losses has been reflected in "Equity in losses of affiliates" above.

Sprint recorded losses related to Global One totaling $35 million in the 1999 first quarter versus $45 million for the same period a year ago. In the 1999 first quarter, Global One continued to make progress on network enhancements, customer service and cost and revenue alignment initiatives. Global One is continuing these initiatives, which are expected to result in future recurring charges.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

Interest costs in the following table only reflect interest costs on borrowings. Interest costs related to deferred compensation plans, customer deposits and intergroup borrowings have been excluded so as not to distort the effective interest rate on borrowings.

                                 Quarters Ended
                                    March 31,
                              ----------------------
                                  1999       1998
----------------------------------------------------
                                   (millions)
Interest expense on
   outstanding debt           $    96.5  $    65.4
Interest credit from PCS          (29.8)       -
   Group
Capitalized interest costs          4.6        7.7
----------------------------------------------------

Total interest costs on
   outstanding debt           $    71.3  $    73.1
                              ----------------------

Average debt outstanding      $ 3,990.8  $ 3,893.1
                              ----------------------

Effective interest rate             7.1%       7.5%
                              ----------------------


The decrease in the FON Group's effective interest rate for the 1999 first quarter reflects an increase in short-term borrowings, which have lower interest rates.

Effective with the PCS Restructuring, interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The difference between Sprint's actual interest rates and the rates charged to the PCS Group is reflected as a reduction in the FON Group's interest expense.

Other Income, Net

Other income consisted of the following:

                                   Quarters Ended
                                     March 31,
                               -----------------------
                                   1999        1998
------------------------------------------------------
                                     (millions)
Dividend and interest income   $     9.5   $    26.1
Other, net                           0.6         4.8
------------------------------------------------------

Total                          $    10.1   $    30.9
                               -----------------------



Dividend and interest income for the 1999 and 1998 first quarters reflects interest earned on temporary investments. For the 1998 first quarter, it also reflects interest earned on loans to unconsolidated affiliates. The decrease in "Other, net" mainly reflects increased losses from certain equity method investments.

Income Taxes

See Note 4 of Condensed Notes to Combined Financial Statements for information about the differences that caused the effective income tax rates to vary from the statutory federal rate.

Extraordinary Item, Net

In the 1998 first quarter, Sprint redeemed, prior to scheduled maturities, $115 million of FON Group debt with a 9.25% interest rate. This resulted in a $4 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                          March 31,      December 31,
                             1999            1998
------------------------------------------------------
                                 (millions)
Combined assets        $     19,021.2 $     19,000.8
                       -------------------------------


See "Liquidity and Capital Resources" for information about changes in the Combined Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                  Quarters Ended
                                     March 31,
                               ----------------------
                                   1999       1998
-----------------------------------------------------
                                    (millions)
Cash flows provided by
   operating activities        $    762.9 $     786.0
                               ----------------------


The decrease in 1999 operating cash flows mainly reflects improved operating results in the FON Group's core businesses offset by increased outflows from working capital.

Investing Activities

                                   Quarters Ended
                                     March 31,
                               -----------------------
                                   1999        1998
                               -----------------------
                                     (millions)
Cash flows used by investing
   activities                  $    (743.5)$    (793.8)
                               -----------------------


Capital expenditures, which are the FON Group's largest investing activity, totaled $806 million in the 1999 first quarter versus $609 million for the same 1998 period. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for voice and data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services.

Cash flows for the 1999 first quarter also include the repayment of a loan made to Sprint PCS prior to the PCS Restructuring. In the 1998 first quarter, the FON Group had advances to the PCS Group and loans to Sprint PCS to fund capital and operating requirements. Equity transfers from the PCS Group were mainly for the current tax benefits used by the FON Group.

"Investments in and loans to other affiliates, net" consisted of the following:

                                  Quarters Ended
                                     March 31,
                              ------------------------
                                   1999       1998
------------------------------------------------------
                                    (millions)
Global One
Capital contributions         $      -    $    283.5
Advances, net                        -        (199.7)
------------------------------------------------------
                                     -          83.8

Other, net                         67.5          5.3
------------------------------------------------------

Total                         $    67.5   $     89.1
                              ------------------------


In the 1999 first quarter, "Other, net" includes an additional investment in EarthLink by the FON Group. Capital contributions to Global One in the 1998 first quarter were mainly used to repay advances and to fund capital and operating requirements.

Financing Activities

                                  Quarters Ended
                                     March 31,
                              ------------------------
                                  1999        1998
------------------------------------------------------
                                    (millions)
Cash flows provided (used)
   by financing activities    $    (368.5)$      64.3
                              ------------------------


Financing activities during the 1999 first quarter mainly reflect net debt allocated to the PCS Group of $278 million. Financing activities for the 1998 first quarter mainly reflect long-term borrowings offset by payments on existing debt.

The FON Group paid dividends of $102 million in the 1999 first quarter versus $98 million for the same period a year ago.

Capital Requirements

The FON Group's 1999 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $4.1 to $4.4 billion. FON Group capital expenditures are expected to range between $3.8 and $4.0 billion in 1999. The long distance and local divisions will require the majority of this total. Sprint ION is expected to require $600 to $700 million for capital expenditures in 1999. Investment in affiliates are expected to require cash of $300 to $400 million. Dividend payments are expected to total $440 million.

In connection with the PCS Restructuring, Sprint adopted a tax sharing agreement that provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to make significant payments to the PCS Group under the tax sharing agreement because of expected PCS Group operating losses in the near future.

The acquisition of companies in the broadband terrestrial wireless industry such as Videotron USA, Transworld Telecommunications Inc, People's Choice TV Corp. and American Telecasting, Inc. are expected to require cash of $1.0 to $1.2 billion for the acquisition of equity and the assumption of indebtedness. See Condensed Notes to the FON Group Combined Financial Statements--Subsequent Events.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Year 2000 Issue
--------------------------------------------------------------------------------

The "Year 2000" issue affects the FON Group's installed computer systems, network elements, software applications and other business systems that have time-sensitive programs that may not properly reflect or recognize the year 2000. Because many computers and computer applications define dates by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or system failures. The Year 2000 issue may also affect the systems and applications of the FON Group's customers, vendors, resellers or affiliates.

The FON Group started a program in 1996 to identify and address the Year 2000 issue. It has completed an inventory and Year 2000 assessment of its principal computer systems, network elements, software applications and other business systems. The FON Group has also completed the renovation of these computer systems, network elements, other business systems and more than 98% of its software applications. Year 2000 testing began in the 1998 third quarter and will be completed in 1999. The FON Group is using both internal and external sources to identify, correct or reprogram, and test its systems for Year 2000 compliance. The FON Group is also contacting others with whom it conducts business to receive the proper warranties and assurances that those third parties, including affiliates, are or will be, Year 2000 compliant.

The FON Group incurred approximately $185 million through March 1999 for its Year 2000 remediation program and expects to incur approximately $65 million throughout the remainder of 1999. This program is designed to assure the proper functioning of critical and secondary elements for Year 2000 compliance. When this program is fulfilled, the FON Group has a high degree of confidence that elements within its control will function through the upcoming date changes. However, two risks remain: (1) the risk to the FON Group if the Year 2000 program is not fulfilled, and (2) the risk stemming from elements vulnerable to the Year 2000 problem which are beyond the FON Group's control.

With regards to the first risk, if the Year 2000 program is not fulfilled in a timely manner by the FON Group, its affiliates (including Global One) or any significant third party, the Year 2000 issue could have a material adverse effect on the FON Group's operations. The FON Group is focusing on identifying and addressing all aspects of its operations that may be affected by the Year 2000 issue.

With regards to the second risk, the FON Group is evaluating events beyond its control that could occur prior to and after the arrival of the year 2000. The FON Group is reviewing its existing disaster recovery plans and developing additional contingency and business continuity plans to prepare for the Year 2000. Most of these plans are scheduled to be completed in the second quarter. The FON Group will implement, if necessary, appropriate contingency and business continuity plans to mitigate to the extent possible the effects of any Year 2000 noncompliance.

The FON Group has begun to review the risks related to a worst case scenario, which could result from a Year 2000 related failure. This scenario could result in a temporary disruption to normal business operations and could impact the FON Group's financial performance. Based upon the work completed to date, the FON Group believes that such an occurrence is unlikely. Nevertheless, certain elements related to the Year 2000 readiness of suppliers, utilities, interconnecting carriers and customers are beyond the FON Group's control and could fail. The FON Group does not believe that the failure of such elements could cause a major breakdown within its normal operations.

                                        Annex III


                                    Sprint PCS Group
                             Combined Financial Information



COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint PCS Group
(millions, except per share data)
-------------------------------------------------------------------------------------------------------------------
Quarters Ended March 31,                                                                   1999            1998
-------------------------------------------------------------------------------------------------------------------

Net Operating Revenues                                                                $      604.2    $      203.3
-------------------------------------------------------------------------------------------------------------------

Operating Expenses
      Costs of services and products                                                         549.5           217.1
      Selling, general and administrative                                                    533.8           313.4
      Depreciation and amortization                                                          348.7           141.6
-------------------------------------------------------------------------------------------------------------------
      Total operating expenses                                                             1,432.0           672.1
-------------------------------------------------------------------------------------------------------------------

Operating Loss                                                                              (827.8)         (468.8)

Interest expense                                                                            (151.7)         (104.7)
Other partners' loss in Sprint PCS                                                             -             305.2
Other income, net                                                                             27.3            37.4
-------------------------------------------------------------------------------------------------------------------

Loss before income tax benefit and extraordinary item                                       (952.2)         (230.9)

Income taxes                                                                                 347.2            85.7
-------------------------------------------------------------------------------------------------------------------

Loss before Extraordinary Item                                                              (605.0)         (145.2)
Extraordinary item, net                                                                      (20.6)            -
-------------------------------------------------------------------------------------------------------------------

Net Loss                                                                                    (625.6)  $      (145.2)
                                                                                                    ---------------
Preferred stock dividends                                                                     (3.5)
----------------------------------------------------------------------------------------------------
Loss applicable to common stock                                                      $      (629.1)
                                                                                     ---------------

Basic and Diluted Loss per Common Share(1)
   Loss before extraordinary item                                                    $       (1.41)  $       (0.97)
   Extraordinary item                                                                        (0.05)            -
-------------------------------------------------------------------------------------------------------------------
Total                                                                                $       (1.46)  $       (0.97)
                                                                                     ------------------------------

Basic and diluted weighted average common shares(1)                                          431.7           415.8
                                                                                     ------------------------------

(1)  Basic and diluted loss per common share and weighted  average common shares for the 1998 first quarter are pro forma and assume the PCS  Restructuring,
     Recapitalization  and Top-up  occurred at the beginning of 1998 and exclude
     the  write-off  of  $179  million  of  acquired   in-process  research  and
     development.  These pro forma amounts are for comparative purposes only and do not necessarily  represent what actual results of operations  would have been had the  transactions  occurred at the beginning of 1998,  nor do they indicate the results of future operations.





                                  See accompanying Condensed Notes to Combined Financial Statements.



COMBINED BALANCE SHEETS                                                                                Sprint PCS Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31,       December 31,
                                                                                            1999             1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
Assets
    Current assets
      Cash and equivalents                                                             $         65.0    $        172.7
      Accounts receivable, net of allowance for
        doubtful accounts of $25.9 and $10.7                                                    357.1             306.4
      Inventories                                                                               162.2             127.4
      Current tax benefit receivable from the FON Group                                         435.2             170.5
      Prepaids and other current assets                                                          95.2              78.8
-------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                    1,114.7             855.8

    Property, plant and equipment
      Network equipment                                                                       5,032.7           3,998.8
      Construction work in progress                                                             993.0           1,607.2
      Buildings and leasehold improvements                                                    1,127.1           1,026.3
      Other                                                                                     398.1             356.0
-------------------------------------------------------------------------------------------------------------------------
      Total property, plant and equipment                                                     7,550.9           6,988.3
      Accumulated depreciation                                                                 (689.0)           (453.4)
-------------------------------------------------------------------------------------------------------------------------
      Net property, plant and equipment                                                       6,861.9           6,534.9

    Intangible assets
      Goodwill                                                                                3,335.0           3,313.4
      PCS licenses                                                                            3,057.2           3,036.6
      Customer base                                                                             681.4             681.4
      Microwave relocation costs                                                                378.0             354.5
      Other                                                                                      53.4              45.4
 ------------------------------------------------------------------------------------------------------------------------
      Total intangible assets                                                                 7,505.0           7,431.3
      Accumulated amortization                                                                 (195.9)            (93.5)
-------------------------------------------------------------------------------------------------------------------------
      Net intangible assets                                                                   7,309.1           7,337.8

    Other assets                                                                                410.9             409.9
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                              $     15,696.6    $     15,138.4
                                                                                      -----------------------------------

Liabilities and Group Equity
    Current liabilities
       Current maturities of long-term debt                                            $         182.1   $        348.3
       Accounts payable                                                                          519.0            371.2
       Construction obligations                                                                  890.1            978.9
       Accrued taxes                                                                              97.0             93.4
       Accrued interest                                                                          135.1             92.3
       Affiliated payables to the FON Group                                                      192.1             75.2
       Accrued expenses and other current liabilities                                            380.2            440.4
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               2,395.6          2,399.7

    Long-term debt and capital lease obligations                                               8,127.1          7,846.7

    Deferred credits and other liabilities
       Deferred income taxes                                                                   1,086.9          1,013.3
       Other                                                                                      95.4            123.2
-------------------------------------------------------------------------------------------------------------------------
      Total deferred credits and other liabilities                                             1,182.3          1,136.5

    Group equity                                                                               3,991.6          3,755.5
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                              $      15,696.6   $     15,138.4
                                                                                      -----------------------------------


                                  See accompanying Condensed Notes to Combined Financial Statements.



COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint PCS Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Quarters Ended March 31,                                                                   1999             1998
------------------------------------------------------------------ ----------------- ----------------- ----------------


Operating Activities

Net loss                                                                              $     (625.6)    $     (145.2)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
     Equity in net losses of affiliates                                                        -              209.7
     Deferred income taxes                                                                    63.8             12.8
     Depreciation and amortization                                                           348.7              -
     Extraordinary item, net                                                                  20.6              -
     Current tax benefit used by the FON Group                                                 -              (98.4)
     Changes in assets and liabilities:
         Accounts receivable, net                                                            (49.8)             -
         Inventories and other current assets                                                (69.4)           (15.2)
         Accounts payable and other current liabilities                                       97.1            137.1
         Increase in receivable from the FON Group for current tax benefits
           utilized                                                                         (264.7)             -
         Affiliate receivables from and payables to the
           FON Group, net                                                                     91.2              -
         Noncurrent assets and liabilities, net                                              (10.4)             3.2
     Other, net                                                                               26.9              -
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided (used) by operating activities                                            (371.6)           104.0
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Investing Activities

Capital expenditures                                                                        (511.6)          (178.6)
Purchase of PrimeCo Hawaii                                                                   (82.2)             -
Investments in Sprint PCS                                                                      -              (33.5)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by investing activities                                                       (593.8)          (212.1)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Financing Activities

Proceeds from long-term debt                                                               1,980.1              -
Payments on long-term debt                                                                (1,958.1)             -
Proceeds from PCS common stock issued                                                        841.9              -
Advances from the FON Group                                                                    -               79.9
Equity transfers to the FON Group, net                                                         -              (70.2)
Current tax benefit used by the FON Group                                                      -               98.4
Other, net                                                                                    (6.2)             -
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided by financing activities                                                    857.7            108.1
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Decrease in Cash and Equivalents                                                            (107.7)             -
Cash and Equivalents at Beginning of Period                                                  172.7              -
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $       65.0     $        -
                                                                                     --- ------------- -- -------------








                                  See accompanying Condensed Notes to Combined Financial Statements.

CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)    Sprint PCS Group



The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments (consisting only of normal recurring accruals) needed to fairly present the PCS Group's combined financial position, results of operations and cash flows.

Certain information and footnote disclosures normally included in combined financial statements prepared according to generally accepted accounting principles have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1998 Form 10-K. Operating results for the 1999 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 1999.

--------------------------------------------------------------------------------
1. PCS Restructuring and Recapitalization
--------------------------------------------------------------------------------

In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. (Cox PCS). Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring.

Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

In connection with the PCS Restructuring, FT and DT purchased 5.1 million additional PCS shares to maintain their combined 20% voting power in Sprint (Top-up).

The PCS stock is intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

--------------------------------------------------------------------------------
2. Basis of Combination and Presentation
--------------------------------------------------------------------------------

The combined PCS Group financial statements, together with the combined FON Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group were prepared on a basis that management believes is reasonable and proper and include:

o the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,
o an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and
o        an allocation of corporate  overhead after the PCS Restructuring date.

The PCS Group entities are commonly controlled companies and, with the exception of Cox PCS, are wholly owned by Sprint. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The PCS Group combined financial statements provide PCS shareholders with financial information about the PCS Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group (subject to a minority interest in Cox PCS). Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the other Group's stock. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock will reduce Sprint funds legally available for dividends on both Groups' stock. As a result, the PCS Group combined financial statements should be read along with Sprint's consolidated financial statements and the FON Group's combined financial statements.

Sprint PCS' 1998 first quarter results of operations have been consolidated. The Cable Partners' share of losses through the PCS Restructuring date has been reflected as "Other partners' loss in Sprint PCS" in the Combined Statements of Operations. Sprint PCS' financial position has been reflected on a consolidated basis at year-end 1998. The PCS Group's 1998 first quarter cash flows reflect the operations of SprintCom and Sprint's investment in Sprint PCS.

The PCS Group combined financial statements are prepared using generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
3. Income Taxes
--------------------------------------------------------------------------------

The differences that caused the PCS Group's effective income tax rates to vary from the 35% statutory federal rate were as follows:

                                  Quarters Ended
                                     March 31,
                               ----------------------
                                   1999       1998
-----------------------------------------------------
                                    (millions)
Income tax benefit at the
   statutory rate              $  (333.3) $  (80.8)
Effect of:
   State income taxes, net of
     federal income tax effect     (19.1)     (6.4)
   Goodwill amortization             6.8       -
   Other, net                       (1.6)      1.5
-----------------------------------------------------

Income tax benefit             $  (347.2) $  (85.7)
                               ----------------------

Effective income tax rate           36.5%     37.1%
                               ----------------------



--------------------------------------------------------------------------------
4. Group Equity
--------------------------------------------------------------------------------

                                     Quarters Ended
                                        March 31,
                                          1999
 -----------------------------------------------------
                                       (millions)
 Beginning balance                  $     3,755.5
 Net loss                                  (625.6)
 Common stock issued                        868.6
 Other, net                                  (6.9)
 -----------------------------------------------------

 Ending balance                     $     3,991.6
                                    ------------------


--------------------------------------------------------------------------------
5. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

PCS shareholders are subject to all of the risks related to an investment in Sprint and the PCS Group, including the effects of any legal proceedings and claims against the FON Group.

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the PCS Group's combined financial statements.

--------------------------------------------------------------------------------
6. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The PCS Group's cash paid (received) for interest and income taxes was as follows:

                                  Quarters Ended
                                     March 31,
                               ----------------------
                                   1999       1998
-----------------------------------------------------
                                    (millions)
Interest (net of capitalized
   interest)                   $    107.0 $     -
                               ----------------------
Income taxes                   $   (164.2)$     -
                               ----------------------


Noncash activities for the PCS Group included the following:

                                  Quarters Ended
                                     March 31,
                               ----------------------
                                   1999       1998
-----------------------------------------------------
                                    (millions)
Capital lease obligations      $     77.2 $    80.9
                               ----------------------
Noncash activity in group
   equity                      $     26.7 $     -
                               ----------------------

--------------------------------------------------------------------------------
7. Subsequent Events
--------------------------------------------------------------------------------

In April 1999, Cox Communications, Inc. exercised a put option requiring Sprint to purchase the remaining 40.8% interest in Cox PCS for 24.3 million shares of Series 2 PCS stock. The transaction is expected to close during the 1999 second quarter.


In May 1999, Sprint issued $3.5 billion of senior notes registered with the SEC. The proceeds will be used mainly to repay existing debt. It is expected that all or a significant portion of the debt will be allocated to the PCS Group.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint PCS Group




--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" for a discussion of the PCS Restructuring and the Recapitalization.

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's  "Management's  Discussion and Analysis of Financial  Condition and
Results  of   Operations--Forward-looking   Information"  for  a  discussion  of
forward-looking information.

--------------------------------------------------------------------------------
Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's domestic wireless mobile phone services. It operates the only 100% digital PCS wireless network in the United States with licenses to provide nationwide service using a single frequency and a single technology. At the end of March 1999, the PCS Group, together with certain affiliates, operated PCS systems in the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The PCS Group's service now reaches nearly 170 million people. The PCS Group provides nationwide service through:

o        operating  its own  digital  network  in major U.S. metropolitan areas,
o        affiliating with other companies, mainly in and around smaller U.S.
         metropolitan areas,
o        roaming  on  other   providers'   analog   cellular   networks  using
         Dual-Band/Dual-Mode  handsets,  and
o roaming on other providers' digital PCS networks that use code division multiple access.

The wireless industry typically generates a significantly higher number of subscriber additions and handset sales in the fourth quarter of each year versus the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; the timing of new products and service introductions; and aggressive marketing and sales promotions.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------


                                                                     Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                           March 31,                            Variance
                                               ----------------------------------    -------------------------------
                                                    1999              1998                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $      604.2     $      203.3      $       400.9         197.2%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                     549.5            217.1              332.4         153.1%
   Selling, general and administrative                533.8            313.4              220.4          70.3%
   Depreciation and amortization                      348.7            141.6              207.1         146.3%
---------------------------------------------- -- ------------- -- -------------- -- -------------
Total operating expenses                            1,432.0            672.1              759.9         113.1%
---------------------------------------------- -- ------------- -- -------------- -- -------------
Operating loss                                 $     (827.8)    $     (468.8)     $      (359.0)         76.6%
                                               -- ------------- -- -------------- -- -------------

Operating loss before depreciation and
   amortization                                $     (479.1)    $     (327.2)     $      (151.9)         46.4%
                                               -- ------------- -- -------------- -- -------------





The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retailer, and the related service revenues generated by such sales, accounted for 28% of net operating revenues in the 1999 first quarter.

Net Operating Revenues

Net operating revenues include subscriber revenues (including monthly recurring charges and usage charges), roaming revenues and sales of handsets and accessory equipment. Net operating revenues increased 197% from the same 1998 period reflecting a 200% increase in the number of customers. The PCS Group added approximately 763,000 customers in the 1999 first quarter and had nearly 3.4 million customers in more than 280 markets nationwide at the end of March 1999. Average monthly service revenue per user (ARPU) was $52 for the 1999 first quarter and $57 for the same 1998 period. ARPU decreased due to a wider acceptance of lower rate usage plans.

Approximately 20% of the 1999 first quarter net operating revenues, and 15% of the 1998 first quarter net operating revenues were from sales of handsets and accessories. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

Costs of services and products mainly includes handset and accessory costs, interconnection costs, and switch and cell site expenses. These costs increased 153% in the 1999 first quarter reflecting the significant growth in customers and expanded market coverage, offset by a reduction in handset unit costs.

Selling, general and administrative (SG&A) expense mainly includes marketing costs to promote products and services, as well as salary and benefits costs. SG&A expense increased 70% reflecting increased marketing and advertising costs and labor costs to support the growth in subscriber activity.

Depreciation and amortization expense consists of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over three to 40 years. Depreciation and amortization expense increased 146% reflecting amortization of intangible assets acquired in the PCS Restructuring and depreciation of the network assets placed in service after the 1998 first quarter. On a pro forma basis, assuming the PCS Restructuring occurred at the beginning of 1998, depreciation and amortization expense would have increased 38%.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

Interest costs in the following table only reflect interest costs on borrowings.

                                 Quarters Ended
                                    March 31,
                            --------------------------
                                 1999         1998
------------------------------------------------------
                                   (millions)
Interest expense on
   outstanding debt         $     150.8  $      78.7
Capitalized interest costs         25.8         25.5
------------------------------------------------------

Total interest costs on
   outstanding debt         $     176.6  $     104.2
                            --------------------------

Average debt outstanding(1) $   8,255.0  $   4,508.9
                            --------------------------

Effective interest rate             8.6%         9.2%
                            --------------------------

(1) Average debt outstanding for the 1998 first quarter is on a pro forma basis as if Sprint PCS debt had been included in the PCS Group's outstanding debt balance for the entire quarter.


The decrease in the PCS Group's effective interest rate for the 1999 first quarter mainly reflects an increase in short-term borrowings allocated from Sprint, which have lower interest rates.

Effective with the PCS Restructuring, interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The difference between Sprint's actual interest rates and the rates charged to the PCS Group totaled $30 million in the 1999 first quarter. During the 1999 first quarter, Sprint allocated $1.8 billion of senior notes and short-term borrowings to the PCS Group.


Other Partners' Loss in Sprint PCS

Prior to the PCS Restructuring, the PCS Group's ownership interest in Sprint PCS was accounted for using the equity method. In 1998, the Cable Partners' share of losses through the PCS Restructuring date has been reflected as "Other partners' loss in Sprint PCS" in the Combined Statements of Operations.

Other Income, Net

Other income for the 1999 first quarter mainly includes minority interest in Cox PCS of $20 million compared with $34 million for the same 1998 period.

Income Taxes

See Note 3 of Condensed Notes to Combined Financial Statements for the differences that caused the effective income tax rates to vary from the statutory federal rate.

Extraordinary Item, Net

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had interest rates ranging from 5.6% to 6.3%. This resulted in a $21 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                         March 31,      December 31,
                            1999            1998
-----------------------------------------------------
                               (millions)
Combined assets      $     15,696.6  $     15,138.4
                     --------------------------------


The increase in assets from year-end partly reflects the current tax benefit receivable from the FON Group. This increase of $265 million was driven by the PCS Group's 1999 first quarter current income tax benefit, offset by payments from the FON Group during the period. This benefit was used by the FON Group under the tax sharing agreement as discussed in "Liquidity and Capital Resources."

Net property, plant and equipment increased $327 million since year-end 1998 mainly reflecting capital expenditures to support the PCS network buildout and expansion.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

The PCS Group's first quarter 1998 cash flows reflect the operations of SprintCom and Sprint's investment in Sprint PCS and accordingly are not comparable.


Operating Activities

                                   Quarters Ended
                                      March 31
                                ----------------------
                                    1999       1998
------------------------------------------------------
                                     (millions)
Cash flows provided (used) by
   operating activities         $  (371.6) $     104.0
                                ----------------------


Operating cash flows decreased $476 million in the 1999 first quarter reflecting increased losses for the PCS Group, as well as increased outflows from working capital. In connection with the PCS Restructuring, Sprint adopted a tax sharing agreement that provides for the allocation of income taxes between the FON Group and the PCS Group. The current tax benefit receivable from the FON Group increased reflecting the PCS Group's 1999 first quarter income tax benefit, offset by payments from the FON Group during the period.

Investing Activities

                                   Quarters Ended
                                      March 31,
                                ----------------------
                                    1999       1998
------------------------------------------------------
                                     (millions)
Cash flows used by investing
   activities                   $  (593.8) $    (212.1)
                                ----------------------


Capital expenditures, which are the PCS Group's largest investing activity, totaled $512 million in the 1999 first quarter, versus $179 million for the same 1998 period for SprintCom alone. Capital expenditures in both years were mainly for the buildout and expansion of the PCS network. Also in the 1999 first quarter, the PCS Group invested $82 million to purchase PCS operations in Hawaii.

Financing Activities

                                   Quarters Ended
                                      March 31,
                                ----------------------
                                    1999       1998
------------------------------------------------------
                                     (millions)
Cash flows provided by
   financing activities         $    857.7 $     108.1
                                ----------------------


In the 1999 first quarter, financing activities reflect proceeds from long-term debt offset by payments on existing debt. In addition, the PCS Group received $842 million of proceeds from a secondary offering of PCS common stock in February. Financing activities for the 1998 first quarter reflect advances to and equity transfers from the PCS Group as well as current tax benefits used by the FON Group.

Capital Requirements

The PCS Group's 1999 investing activities, mainly consisting of capital expenditures, are expected to be between $2.9 and $3.2 billion. Additional funds will be required to fund expected operating losses, working capital and debt service requirements of the PCS Group.

In April 1999, Cox exercised a put option that requires Sprint to purchase the remaining 40.8% interest in Cox PCS for 24.3 million shares of Series 2 PCS stock. This transaction is expected to close during the 1999 second quarter.

PCS preferred stock dividend payments are expected to total $15 million in 1999, including payments to the FON Group for its preferred intergroup interest.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Year 2000 Issue
--------------------------------------------------------------------------------

The "Year 2000" issue affects the PCS Group's installed computer systems, network elements, software applications, and other business systems that have time-sensitive programs that may not properly reflect or recognize the year 2000. Because many computers and computer applications define dates by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or system failures. The Year 2000 issue may also affect the systems and applications of the PCS Group's customers, vendors, resellers or affiliates.

The PCS Group has completed an inventory and assessment of its computer systems, network elements, software applications, products and other business systems. Testing began in the 1999 first quarter and is forecasted to be completed by year-end. The PCS Group is using both internal and external resources to identify, correct or reprogram, and test its systems for Year 2000 compliance. It expects Year 2000 compliance for these critical systems to be achieved in 1999.

The PCS Group is also contacting others with whom it conducts business to receive the appropriate warranties and assurances that those third parties are or will be Year 2000 compliant. The PCS Group relies on third-party vendors for a significant portion of its important operating and computer system functions and is highly dependent on those third-party vendors to remediate and test network elements, computer systems, software applications and other business systems. However, the PCS Group is reviewing test results provided by its vendors to help ensure Year 2000 compliance. In addition, the PCS Group uses publicly available services that are acquired without contract, such as global positioning system timing signal, that may be affected by the Year 2000 issue. While the PCS Group believes these publicly available systems will be Year 2000 compliant, it has no contractual or other right to force compliance.

The PCS Group incurred approximately $15 million through March 1999 and expects to incur approximately $35 million throughout the remainder of 1999 for its Year 2000 remediation program. This program is designed to assure the proper functioning of critical and secondary elements for Year 2000 compliance. When this program is fulfilled, the PCS Group has a high degree of confidence that elements within its control will function through the upcoming date changes. However, two risks remain: (1) the risk to the PCS Group if the Year 2000 program is not fulfilled, and (2) the risk stemming from elements vulnerable to the Year 2000 problem which are beyond the PCS Group's control.

With regards to the first risk, if the Year 2000 program is not fulfilled in a timely manner by the PCS Group, its affiliates or any significant third party, the Year 2000 issue could have a material adverse effect on the PCS Group's operations. The PCS Group is focusing on identifying and addressing all aspects of its operations that may be affected by the Year 2000 issue.

With regards to the second risk, the PCS Group is evaluating events beyond its control that could occur prior to and after the arrival of the year 2000. The PCS Group is reviewing its existing disaster recovery plans and developing additional contingency and business continuity plans to prepare for the year 2000. Most of these plans are scheduled to be completed in the second quarter. The PCS Group will implement, if necessary, appropriate contingency and business continuity plans to mitigate to the extent possible the effects of any Year 2000 noncompliance.

The PCS Group has begun to review the risks related to a worst case scenario, which could result from a Year 2000 related failure. This scenario could result in a temporary disruption to normal business operations and could impact the PCS Group's financial performance. Based upon the work completed to date, the PCS Group believes that such an occurrence is unlikely. Nevertheless, certain elements related to the Year 2000 readiness of suppliers, utilities, interconnecting carriers and customers are beyond the PCS Group's control and could fail. At this point, the PCS Group does not believe that the failure of such elements could cause a major breakdown within its normal operations.